                                                                   EXHIBIT 10.10

                            DATED              1998
                            -----------------------



                                 ZINDART LIMITED
                                   AS BORROWER



                  CREDIT SUISSE FIRST BOSTON, HONG KONG BRANCH
                             STANDARD CHARTERED BANK
                                  AS ARRANGERS



                   THE BANKS AND OTHER FINANCIAL INSTITUTIONS
                             NAMED HEREIN AS LENDERS



                  CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH
                                    AS AGENT




                      -------------------------------------

                                  US$30,000,000
                            REVOLVING CREDIT FACILITY

                      -------------------------------------







                               BAKER & Mc. KENZIE
                           14TH FLOOR, HUTCHISON HOUSE
                                    HONG KONG

                                    CONTENTS

Number                             Clause Heading                             Page
------                             --------------                             ----
1.       Interpretation.........................................................1
2.       The Facility...........................................................5
3.       Conditions Precedent...................................................6
4.       Advances, Repayments and Cancellation..................................7
5.       Interest..............................................................10
6.       Market Disruption.....................................................10
7.       Change of Law or Circumstances........................................11
8.       Taxes and Other Deductions............................................12
9.       Fees and Expenses.....................................................12
10.      Payments and Evidence of Debt.........................................14
11.      Representations and Warranties........................................15
12.      Undertakings..........................................................17
13.      Events of Default.....................................................21
14.      Default Interest......................................................23
15.      Indemnities, Set-Off and Pro Rata Sharing.............................24
16.      The Lenders, the Agent and the Arrangers..............................26
17.      Amendment.............................................................31
18.      Waiver and Severability...............................................31
19.      Miscellaneous.........................................................31
20.      Assignment, Novation and Lending Offices..............................32
21.      Notices...............................................................34
22.      Governing Law and Jurisdiction........................................35


Schedules

Schedule 1        The Lenders..................................................37
Schedule 2        Form of Novation Certificate.................................38
Schedule 3        Financial Definitions........................................41


EXECUTION......................................................................44


Appendices

Appendix 1                 Form of Notice of Drawing..........................1-1
Appendix 2                 Form of Charge over Account........................2-1
Appendix 3                 Form of Share Mortgage.............................3-1

THIS AGREEMENT is made on the_________________________day of________________1998


BETWEEN:

(1) ZINDART LIMITED, a company incorporated under the laws of Hong Kong having its registered office at Flat C & D, 25th Floor, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong as borrower (the "BORROWER");

(2) CREDIT SUISSE FIRST BOSTON, HONG KONG BRANCH and STANDARD CHARTERED BANK as arrangers (in such capacity, each an "ARRANGER" and together the "ARRANGERS");

(3) THE BANKS AND OTHER FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders; and

(4) CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH as agent (in such capacity, the "AGENT").


IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1      Definitions. In this Agreement, unless the context requires otherwise:

         "ACQUISITION" means the acquisition by the Borrower of the entire issued share capital of Hua Yang as more particularly set out in the Exchange Agreement;

         "ADVANCE" means each lending of a portion of the Commitments pursuant to Clause 4 or, as the context may require, the principal amount advanced to the Borrower on each such occasion;

         "ASSIGNEE" means any person to which an assignment of all or part of the rights of any Lender has taken effect in accordance with Clause 20.3;

         "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of (i) the Final Maturity Date and
         (ii) the date on which the Facility is cancelled or terminated under the provisions of this Agreement;

         "BANKING DAY" means a day (excluding Saturday) on which banks are open for business in Hong Kong and Singapore and, if on that day a payment is to be made under this Agreement, in New York City;

         "CHARGE" means:

         (a) any mortgage, charge, pledge, lien, encumbrance, hypothecation or other security interest or security arrangement of any kind;


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         (b)      any arrangement whereby any rights are subordinated to any rights of any third party; and

         (c)      any contractual right of set-off;

         "CHARGE OVER ACCOUNT" means the charge over account executed or to be executed by the Borrower in the form, or substantially in the form, of Appendix 2;

         "CHARGED ACCOUNT" means the Dollar denominated account opened or to be opened by the Borrower with the Agent more particularly described in the Charge over Account;

         "COMMITMENT" means, in relation to each Lender, the principal amount set opposite that Lender's name in Schedule 1 or, as the case may be, in any Novation Certificate, in each case as reduced by any cancellation under the provisions of this Agreement, being the maximum amount which that Lender is committed to make available under the Facility at any one time;

         "DOLLARS" and "US$" mean the lawful currency for the time being of the United States of America;

         "ELIGIBLE TRANSFEREE" means a bank, deposit taking company or other financial institution duly authorised to carry on its business and to participate in the Facility;

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 13 or in any Security Document; and "PROSPECTIVE EVENT OF DEFAULT" means any event or circumstance which with the giving of notice and/or the passage of time and/or the making of any relevant determination and/or the forming of any necessary opinion would be an Event of Default;

         "EXCHANGE AGREEMENT" means the sale and purchase agreement dated on or about 11 February 1998 and made between the Borrower as purchaser, Hua Yang, Hua Yang Printing Holdings Co. Limited, the shareholders of Hua Yang, the principal shareholders of HYP Holdings Limited and Chinavest Management Limited in relation to the Acquisition;

         "FACILITY" means the revolving credit facility to be made available under this Agreement;

         "FINAL MATURITY DATE" means the date falling sixty (60) months after the date of this Agreement;

         "FIRST OPTION DATE" means the date falling three (3) years from the date of this Agreement, subject to adjustment in accordance with Clause 10.5;

         "HUA YANG" means Hua Yang Holdings Co. Limited, a company incorporated under the laws of the Cayman Islands;

         "INTEREST PAYMENT DATE" means, in relation to each Advance, the last day of the Interest Period applicable to such Advance;


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

         "INTEREST PERIOD" means, in relation to each Advance, the interest period ascertained in accordance with Clause 5;

         "LENDERS" means the banks and financial institutions listed in Schedule 1 as Lenders and each Assignee and Transferee;

         "LENDING OFFICE" means, in relation to each Lender, its office at the address specified in Schedule 1 or such other office as may be selected by it from time to time pursuant to Clause 20.11;

         "LIBOR" means, in relation to any relevant sum and any relevant period:

         (a) the rate shown on the Telerate Monitor Screen as being the rate per annum at which Dollar deposits are offered for a period equal or comparable to such period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period; for this purpose "TELERATE MONITOR SCREEN" means the display designated as page "3750" on the Telerate Monitor system or such other page as may replace page "3750" on that system for the purpose of displaying offered rates for Dollar deposits; or

         (b) if at or about such time on the relevant day no such rate appears on the Telerate Monitor Screen, the rate determined by the Agent to be the arithmetic mean (rounded up if necessary to the nearest integral multiple of 1/16%) of the respective rates notified to the Agent by each Reference Bank as being the rate per annum at which Dollar deposits in an amount comparable to such sum are offered to that Reference Bank for such period by prime banks in the London interbank market at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period PROVIDED that if any Reference Bank does not notify such a rate to the Agent for any relevant period LIBOR for such period shall be determined on the basis of the rates notified by the other Reference Banks, subject as provided in Clause 6;

         "LONDON BANKING DAY" means a day on which Dollar deposits may be dealt in on the London interbank market;

         "MAJORITY LENDERS" means at any time Lenders whose aggregate Participations in the outstanding Advances exceed sixty-six and two-thirds per cent (66 2/3%) of the outstanding Advances or, if no Advance is then outstanding, whose aggregate Commitments exceed sixty-six and two-thirds per cent (66 2/3%) of all the Commitments;

         "MARGIN" means two per cent (2%);

         "NOTICE OF DRAWING" means a notice in the form set out in Appendix 1;

         "NOVATION CERTIFICATE" means a certificate substantially in the form of
         Schedule 2;

         "PARTICIPATION" means in relation to each Lender, in respect of any amount owing to the Lenders hereunder, the proportion of such amount which is owing to that Lender and, in



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

         respect of a proposed Advance, the proportion of that Advance which is to be made available by that Lender and "PARTICIPATION IN THE FACILITY" shall be construed accordingly;

         "REFERENCE BANKS" means the principal London offices of Barclays Bank PLC, The Chase Manhattan Bank, Credit Suisse First Boston and Standard Chartered Bank or any substitute reference bank(s) appointed pursuant to Clause 20.12;

         "SECOND OPTION DATE" means the date falling four (4) years from the date of this Agreement, subject to adjustment in accordance with Clause 10.5;

         "SECURITY DOCUMENTS" means the Charge over Account, the Share Mortgage and any other document executed from time to time by whatever person as a further guarantee of or security for all or any part of the Borrower's obligations under this Agreement;

         "SECURITY PARTY" means, where the context permits, any person other than the Borrower which has provided or subsequently provides a guarantee of or security for all or any part of the Borrower's obligations under this Agreement;

         "SHARE MORTGAGE" means the share mortgage executed or to be executed by the Borrower in the form, or substantially in the form, set out in Appendix 3;

         "SUBSIDIARY" in relation to any company means any other company or other entity directly or indirectly under the control of the first-mentioned company; for this purpose "CONTROL" means ownership of more than fifty per cent (50%) of the voting share capital or equivalent right of ownership of such company or entity, or power to direct its policies and management whether by contract or otherwise and "HOLDING COMPANY" in relation to any company means the company of which such last-mentioned company is a subsidiary;

         "TRANSFEREE" means an Eligible Transferee to which all or any part of a Lender's rights, benefits and/or obligations under this Agreement have been transferred pursuant to Clause 20.4.

1.2 Construction. In this Agreement, unless the context requires otherwise, any reference to:

         an "authorisation" includes any approvals, consents, licences, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

         "including" or "includes" means including or includes without limitation;

         "indebtedness" includes any obligation of any person for the payment or repayment of money, whether present or future, actual or contingent, including but not limited to, any such obligation:

         (a) under or in respect of any acceptance, bill, bond, debenture, note or similar instrument;


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

         (b) under or in respect of any guarantee, indemnity, counter-security or other assurance against financial loss;

         (c) in respect of the purchase, hire or lease of any asset or service; or

         (d) in respect of any indebtedness of any other person whether or not secured by or benefiting from a Charge on any property or asset of such person;

         "law" and/or "regulation" includes any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity;

         an "order" includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

         a "person" includes any individual, company, body corporate or unincorporate or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof;

         "tax" includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and "taxation" shall be construed accordingly.

1.3 Successors and Assigns. The expressions "BORROWER", "ARRANGERS", "LENDERS" and "AGENT" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.4 Miscellaneous. In this Agreement, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement or any Security Document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; unless otherwise stated, references to Clauses, Schedules and Appendices are to clauses of and schedules and appendices to this Agreement and references to this Agreement include its Schedules and Appendices. Clause headings are inserted for reference only and shall be ignored in construing this Agreement.

2.       THE FACILITY

2.1      Amount and Participations. Subject to the provisions of this Agreement:

         (a) the aggregate principal amount of the Facility available to the Borrower is thirty million Dollars (US$30,000,000).

         (b) each Lender will participate in each Advance in the proportion which its undrawn Commitment bears to the undrawn amount of the Facility immediately before that Advance is made.



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

2.2 Purpose. The proceeds of the Facility shall be used exclusively for the purpose of partially financing the Acquisition and for the Borrower's general working capital requirements. Neither the Agent nor any Lender shall have any responsibility to see to the application of the proceeds by the Borrower.

2.3 Lenders' Several Liability. The rights and obligations of the Lenders hereunder are several and accordingly:

         (a) the amount at any time owing by the Borrower hereunder to each Lender or the Agent shall be a separate and independent debt and each Lender and the Agent shall, subject to the terms of this Agreement and the related security documents, be entitled to protect and enforce its respective rights arising out of this Agreement;

         (b) the failure of any Lender to perform its obligations hereunder shall not relieve any other Lender, the Agent or the Borrower of any of its respective obligations, nor shall any Lender or the Agent be responsible for the obligations of any other Lender.


3.       CONDITIONS PRECEDENT

3.1 Conditions. The Lenders shall not be obliged to make any Advance to the Borrower unless the Agent shall have received:

         Loan Agreement

         (a)      this Agreement duly executed by all the parties;

         Corporate Documents

         (b)      in relation to the Borrower, certified true copies of:

                  (i) its certificate of incorporation, memorandum and articles of association and all other constitutional documents;

                  (ii) its current business registration certificate and all other necessary authorisations for the operation of its business;

                  (iii) a list of its directors and officers with their specimen signatures;

                  (iv) resolutions of its board of directors approving the borrowing and the giving of security on the terms of this Agreement and the Security Documents to which it is a party and authorising a person or persons to execute this Agreement, the relevant Security Documents, all Notices of Drawing and any other notices or documents required in connection herewith or therewith, and the specimen signature(s) of such person(s);



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

         Security Documents

         (c)      the Charge over Account duly executed by the Borrower;

         Miscellaneous

         (d) a certified true copy of the executed Exchange Agreement, the economic terms of which have not been materially amended from those contained in the draft delivered to the Lenders on 7 February 1998;

         (e) evidence satisfactory to the Agent that the Charged Account has been or will be opened;

         (f) evidence that all authorisations have been obtained and that all necessary filings, registrations and other formalities have been or will be completed in order to ensure that this Agreement and the Security Documents are valid and enforceable;

         (g) legal opinions covering such matters of English, Hong Kong, Cayman Islands and other laws relevant to this transaction as the Agent may request;

         (h) written confirmation of acceptance of appointment from each agent for service of process named in Clause 22.3 and in each Security Document;

         (i) such other documents relating to any of the matters contemplated herein as the Agent may reasonably request.

3.2      Agent's Approval. All the documents and evidence referred to in Clause
         3.1 shall be in form and substance reasonably satisfactory to the Agent and shall be supplied in such number of copies or counterparts as the Agent may require. Copies required to be certified shall be certified in a manner reasonably satisfactory to the Agent by a director or responsible officer of the Borrower or other party concerned.

3.3 Notice. Upon receipt of all the documents and evidence referred to in Clause 3.1, the Agent shall give notice of that fact to the Borrower and the Lenders.


4.       ADVANCES, REPAYMENTS AND CANCELLATION

4.1 Availability. Subject to Clause 4.2 and the other terms and conditions of this Agreement, the Borrower may request the making of an Advance on any Banking Day during the Availability Period, PROVIDED that:

         (a) the amount of each Advance shall be at least five million Dollars (US$5,000,000) and an integral multiple of one million Dollars (US$1,000,000); and

         (b) the aggregate principal amount of all Advances outstanding at any one time shall not exceed the aggregate principal amount available under the Facility at such time. If the Borrower has given a notice of cancellation pursuant to Clause 4.7, the Borrower may not draw an Advance if it would result in such an excess on the date on which the cancellation is to take effect.




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

4.2 Conditions of Drawing. The making of each Advance is also subject to the conditions that:

         (a) the requirements of Clause 3 shall have been satisfied before the first Notice of Drawing is given or such later time as the Agent may agree;

         (b) the Agent shall have received not later than 12:00 noon (Singapore time) on the fifth (5th) Banking Day before the date on which the Advance is to be made a duly completed and signed original Notice of Drawing;

         (c) in the case of the first Advance, the Agent shall have received:

                  (i) the Share Mortgage duly executed by the Borrower and all other documents required pursuant thereto;

                  (ii) written confirmations of acceptance of appointment from each agent for service of process named in the Share Mortgage;

                  (iii) evidence satisfactory to the Agent that the Borrower has deposited the Escrow Shares (being 666,667 ordinary shares of the Borrower and as such term is defined in the Exchange Agreement) in accordance with clause 1.2 of the Exchange Agreement, such Escrow Shares constituting a portion of the 1,000,000 ordinary shares in the Borrower required to be issued by the Borrower upon the terms and conditions of the Exchange Agreement;

                  (iv) evidence satisfactory to the Agent that the completion of the Acquisition will occur before or contemporaneously with the making of the first Advance;

         (d) no Event of Default or prospective Event of Default shall have occurred (or would be likely to occur as a result of the Advance being made) and all representations and warranties made by the Borrower in or in connection with this Agreement shall be true and correct in all material respects as at the date such Advance is to be made with reference to the facts and circumstances then subsisting; and

         (e) not later than 11:00 a.m. (Singapore time) on the date on which the Advance is to be made, the Agent shall have received and found satisfactory such additional information, legal opinions and documents relating to the Borrower or any Security Party or this Agreement or any Security Document as the Agent may reasonably require as a result of circumstances arising or becoming known to the Agent or the Lenders since the date of the previous Advance or, if no previous Advance has been made, the date of this Agreement.

4.3 Notification. The Agent shall promptly notify the Lenders of each Notice of Drawing whereupon each Lender shall, subject to the provisions of this Agreement, make available to the Borrower its Participation in the Advance in accordance with Clause 10.1.

4.4 Notice of Drawing Irrevocable. A Notice of Drawing once given shall be irrevocable and the Borrower shall be bound to draw an Advance in accordance therewith, except as



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

         otherwise provided in this Agreement. If for any reason an Advance is not made in accordance with a Notice of Drawing, the Borrower shall on demand pay to the Agent for the account of each Lender such amount (if any) as such Lender may certify to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds arranged for the purpose of the proposed Advance or in terminating any such arrangement or any hedging arrangement in respect of this Agreement.

4.5 Repayments. The Borrower shall repay each Advance in full on the Interest Payment Date applicable to that Advance. Any amount so repaid shall, subject to the terms of this Agreement, be available for further Advances. All Advances and all accrued interest and other monies outstanding in connection with the Facility shall be repaid not later than the Final Maturity Date. The Borrower may not prepay any Advance or any part thereof except on the last day of any Interest Period and in accordance with the express terms of this Agreement.

4.6 Renewals. If on any Interest Payment Date an Advance is to be repaid and a new Advance made, then no actual payments by the Borrower or the Lenders shall be required hereunder to the extent of the amount which is to be repaid and re-advanced.

4.7 Lenders' Put Option - First Option Date. Subject to giving the Borrower (through the Agent) written notice of its intention to exercise its option ninety (90) days prior to the First Option Date, each Lender may elect to cancel its Participation in the Facility on and with effect from the First Option Date and the Borrower shall pay to the Agent for the account of the relevant Lender of all of its Participation in any outstanding Advances on the First Option Date together with all other amounts then due and payable to such Lender under this Agreement. On the First Option Date, the Commitment of each such Lender shall be cancelled and the Facility shall be permanently reduced accordingly. The Borrower shall pay to the Agent for the pro rata account of each Lender which does not exercise its put option under this Clause 4.7 a put option waiver fee equal to one quarter of one per cent (0.25%) flat of the Participation of each such Lender on the First Option Date. The Borrower may not request the making of any further Advances after any notice has been issued by any Lender in exercise of its rights under this Clause.

4.8 Lenders' Put Option - Second Option Date. Subject to giving the Borrower (through the Agent) written notice of its intention to exercise its option ninety (90) days prior to the Second Option Date, each Lender may elect to cancel its Participation in the Facility on and with effect from the Second Option Date and the Borrower shall pay to the Agent for the account of the relevant Lender of all of its Participation in any outstanding Advances on the Second Option Date together with all other amounts then due and payable to such Lender under this Agreement. On the Second Option Date, the Commitment of each such Lender shall be cancelled and the Facility shall be permanently reduced accordingly. The Borrower shall pay to the Agent for the pro rata account of each Lender which does not exercise its put option under this Clause 4.8 a put option waiver fee equal to one quarter of one per cent (0.25%) flat of the Participation of each such Lender on the Second Option Date. The Borrower may not request the making of any further Advances after any notice has been issued by any Lender in exercise of its rights under this Clause.

4.9 Voluntary Cancellation. The Borrower may cancel all or any part of the undrawn Facility by giving to the Agent not less than ninety (90) days' prior written notice, PROVIDED that the amount of any partial cancellation shall be at least five million Dollars

         (US$5,000,000) and an integral multiple of one million Dollars (US$1,000,000). Once given, any such notice of cancellation shall be irrevocable. Amounts cancelled shall not be available for further Advances. Any partial cancellation pursuant to this Clause shall reduce the Commitment of each Lender pro rata.


5.       INTEREST

5.1 Interest. The Borrower shall pay interest on each Advance in accordance with the following provisions.

5.2 Interest Periods. The Interest Period for each Advance shall commence on the date on which that Advance is made and end on the date three (3) months thereafter, PROVIDED that:

         (a) any Interest Period which would otherwise end on a non-Banking Day shall instead end on the next following Banking Day or, if that Banking Day is in another calendar month, on the immediately preceding Banking Day;

         (b) any Interest Period which commences on the last Banking Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month three (3) months thereafter shall, subject to paragraph (c), instead end on the last Banking Day of such later calendar month; and

         (c) any Interest Period which would otherwise extend beyond the First Option Date, the Second Option Date or the Final Maturity Date shall instead end on that date.

5.3 Rate and Calculation. The rate of interest applicable to each Advance shall be the rate per annum determined by the Agent to be the aggregate of LIBOR for the applicable Interest Period and the Margin. Interest shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the applicable Interest Period but excluding the last, and shall be paid in arrears on the applicable Interest Payment Date. The Agent shall notify the Borrower and the Lenders of each interest rate determined under this Clause.


6.       MARKET DISRUPTION

6.1      Market Disruption.  If in relation to any proposed Advance:

         (a) the Agent reasonably determines (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR for the relevant Interest Period; or

         (b) no rate appears on the Telerate Monitor Screen and less than two (2) Reference Banks notify the Agent of a rate for the purpose of determining LIBOR for that Interest Period; or

         (c) the Majority Lenders notify the Agent that deposits in Dollars in the required amount for the relevant Interest Period are not available to them in the London interbank market or that the rate shown on the Telerate Monitor Screen or the average of the rates notified by the Reference Banks does not adequately reflect the cost to those Lenders of obtaining funds for that Interest Period, the Agent shall promptly notify the Borrower and the Lenders accordingly, and the proposed Advance shall not be made until an alternative basis as mentioned below is agreed.

6.2 Alternative Basis by Agreement. Immediately following such notification, the Borrower and the Agent, in consultation with the Lenders, shall negotiate in good faith with a view to agreeing upon an alternative basis for funding the proposed Advance and, if relevant, any subsequent Advances and determining the applicable interest rate. If an alternative basis is agreed in writing within a period of thirty
         (30) days after such notification or such longer period for discussion as the Borrower and the Agent may agree, the alternative basis shall take effect in accordance with its terms. If an alternative basis is not so agreed, the Facility shall terminate and the Borrower shall repay all Advances then outstanding on the applicable Interest Payment Date for each such Advance and together with each such repayment the Borrower shall pay all interest and other sums accrued in respect of such Advance.


7.       CHANGE OF LAW OR CIRCUMSTANCES

7.1 Unlawfulness. If it becomes unlawful for any Lender to give effect to its obligations hereunder, such Lender shall through the Agent so notify the Borrower, whereupon such Lender's obligation to make available or maintain its Participation in any Advances shall cease. The Borrower shall forthwith after such notification, or such longer period as such Lender may certify as being permitted by the relevant law, prepay such Lender's Participation in all outstanding Advances in full together with such Lender's proportion of interest and commitment fee accrued up to the date of prepayment and any other monies owing hereunder to such Lender.

7.2 Increased Cost. If a Lender determines that any change in any applicable law or regulation or in the interpretation or application thereof or compliance by such Lender with any applicable direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority does or will:

         (a) subject such Lender to any tax or other payment with reference to sums payable by the Borrower under this Agreement (except
                  (i) tax on such Lender's overall net income in the jurisdiction of its principal office or Lending Office or such other jurisdiction where its overall net income would ordinarily (but for its entering into of this Agreement) be taxed or (ii) as referred to in Clause 8); or

         (b) impose on such Lender any other condition the effect of which is to (i) increase the cost to such Lender of participating in the Facility or (ii) reduce the amount of any payment receivable by, or the effective return to, such Lender in respect of the Facility or (iii) impose a cost on such Lender resulting from its Participation in the Facility, such Lender may through the Agent so notify the Borrower, and the Borrower shall from time to time upon demand (whether or not such Lender's Participation in any Advances has been repaid) pay to the Agent for the account of such Lender such amounts as such Lender may certify to be necessary to compensate it for such tax, payment, increased cost or reduction (each an "INCREASED COST"). Where such increased cost arises from circumstances contemplated above which affect the Lender's business generally or the manner in which or extent to which the Lender allocates capital resources, the Lender shall be entitled to such increased cost as it determines is fairly allocable to its Participation in the Facility. So long as the circumstances giving rise to such increased cost continue, the Borrower may, by giving the Agent not less than thirty (30) days' prior written notice (which shall be irrevocable), cancel all (but not only part of) such Lender's Commitment and, after such notice takes effect, such Lender shall not participate in future Advances.


8.       TAXES AND OTHER DEDUCTIONS

8.1 No Deductions or Withholdings. All sums payable by the Borrower under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of any Lender, the Agent, or any Arranger, the Borrower shall, together with such payment, pay such additional amount as will ensure that such Lender, the Agent, or such Arranger receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly forward to the Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

8.2 Advance Notification. If at any time the Borrower becomes aware that any such deduction, withholding or payment contemplated by Clause 8.1 is or will be required, it shall immediately notify the Agent and supply all available details thereof.


9.       FEES AND EXPENSES

9.1 Commitment Fee. The Borrower shall pay to the Agent for the pro rata account of the Lenders a commitment fee on the daily undrawn balance of the Facility during the period from and including the date of this Agreement up to and including the last day of the Availability Period as follows:

         (a) if the average daily undrawn balance of the Facility during the preceding three (3) month period (as determined by the Agent) was an amount that is less than thirty-three and one-third per cent (33 1/3%) of the total Commitments of all Lenders under the Facility, commitment fee in respect of such period shall be payable at the rate of zero point five zero per cent (0.50%) per annum calculated on the daily undrawn balance of the Facility during that period;

         (b) if the average daily undrawn balance of the Facility during the preceding three (3) month period (as determined by the Agent) was an amount equal to or greater than thirty-three and one-third per cent (33 1/3%) but less than sixty-six and two-thirds per cent (66 2/3%) of the total Commitments of all Lenders under the Facility, commitment fee in respect of such period shall be payable at the rate of zero point six five per cent (0.65%) per annum calculated on the daily undrawn balance of the Facility during that period;

         (c) if the average daily undrawn balance of the Facility during the preceding three (3) month period (as determined by the Agent) was an amount equal to or greater than sixty-six and two-thirds per cent (66 2/3%) of the total Commitments of all Lenders under the Facility, commitment fee in respect of such period shall be payable at the rate of zero point eight five per cent (0.85%) per annum calculated on the daily undrawn balance of the Facility during that period.

         The commitment fee shall, in each case, be calculated on the basis of the actual number of days elapsed and a 360 day year and shall accrue from day to day and be paid in arrears at the end of each successive period of three (3) months from the date of this Agreement and on the last day of the Availability Period.

9.2 Agency Fee. The Borrower shall pay to the Agent for its own account an agency fee in accordance with a letter of even date herewith addressed by the Agent to and accepted by the Borrower in accordance with the terms stated therein.

9.3 Up-front Fee. The Borrower shall pay to the Agent for the account of the Arrangers and the Lenders in the respective proportions agreed by them an up-front fee in accordance with a letter of even date herewith addressed by the Agent to and accepted by the Borrower in accordance with the terms stated therein.

9.4 Expenses. The Borrower shall forthwith on demand and whether or not any Advance is made pay to or reimburse each of the Lenders, the Agent, and the Arrangers for its own account for all costs, charges and expenses (including legal and other fees on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) reasonably incurred by it in connection with the negotiation, syndication, preparation, execution and (where relevant) registration of this Agreement, the Security Documents and any other documentation required hereunder or thereunder and the arrangement of the Facility and any amendment hereto or to any Security Document and any inspection, calculation, approval, consent or waiver to be conducted, made or given by the Agent or the Lenders in respect of this Agreement or any Security Document.

9.5 Enforcement Costs. The Borrower shall from time to time forthwith on demand pay to or reimburse each of the Lenders, the Agent, and the Arrangers for all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in exercising any of its rights or powers under this Agreement or any Security Document or in suing for or seeking to recover any sums due under this Agreement or any Security Document or otherwise preserving or enforcing its rights under this Agreement or any Security Document or in defending any claims brought against it in respect of this Agreement or any Security Document or in releasing or re-assigning any Security Document.

9.6 Taxes. The Borrower shall pay all present and future stamp and other like duties and taxes and all notarial, registration, recording and other like fees which may be payable in respect of this Agreement or any Security Document and shall indemnify the Lenders and the Agent against all liabilities, costs and expenses which may result from any default by the Borrower in paying such duties, taxes or fees.


10.      PAYMENTS AND EVIDENCE OF DEBT

10.1 Advances. Amounts to be advanced by the Lenders to the Borrower under this Agreement shall be made available to the Agent not later than 10:00 a.m. (New York time) on the date on which such Advance is to be made in same day funds settled through the New York Clearing House Interbank Payments System (or in such other funds as may then be customary for the settlement in Dollars of transactions of this nature) to account no. 1707201, CHIPS UID 090624, SWIFT Code: CRESUS 33 with Credit Suisse First Boston, New York for the account of Credit Suisse First Boston, Singapore Branch (Reference: Zindart Ltd.) (or to such other account in New York City as the Agent may designate). The Agent shall make available to the Borrower the amounts received by it by payment to such account in New York City as the Borrower shall have previously agreed with the Agent.

10.2 Payments by Borrower. All payments by the Borrower under this Agreement shall be made to the Agent not later than 10:00 a.m. (New York time) on the relevant due date in same day funds settled through the New York Clearing House Interbank Payments System (or in such other funds as may then be customary for the settlement in Dollars of transactions of this nature) to account no. 1707201, CHIPS UID 090624, SWIFT Code: CRESUS 33 with Credit Suisse First Boston, New York for the account of Credit Suisse First Boston, Singapore Branch (Reference: Zindart Ltd.) (or to such other account in New York City as the Agent may designate), in each case under telex advice to the Agent. The Agent shall forthwith distribute to each Lender its due proportion (if any) of the amounts received by it in like funds as are received by the Agent and to such account in New York City as such Lender shall have previously notified to the Agent.

10.3 Allocation of Receipts. If any amount received by the Agent is less than the full amount due, the Agent in consultation with the Lenders shall have the right to allocate the amount received towards principal, interest and/or other sums owing hereunder as it considers appropriate.

10.4 Refunds. If the Agent distributes to a Lender an amount which the Agent has not (but should have) received from the Borrower, such Lender shall on request promptly refund such amount to the Agent together with interest thereon for the relevant period at the rate per annum certified by the Agent to represent the cost to it of funding such amount for such period. If the Agent distributes to a Lender an amount which is required to be repaid to the Borrower, such Lender shall on request promptly refund such amount to the Agent together with such interest thereon (if any) as is required to be paid to the Borrower. If the Agent makes an amount available to the Borrower which the Agent has not (but should have) received from a Lender, the Borrower shall on request promptly refund such amount to the Agent together with interest thereon at the rate referred to above plus the Margin.

10.5 Banking Days. If any sum would otherwise become due for payment on a non-Banking Day that sum shall become due on the next following Banking Day and interest shall be adjusted accordingly, except that if any repayment under Clause 4 would then become due in another calendar month such repayment shall become due on the immediately preceding Banking Day.

10.6 Evidence of Debt. The Agent shall maintain on its books in accordance with its usual practice a set of accounts recording the amounts from time to time owing by the Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on the Borrower as to the existence and amounts of the obligations of the Borrower recorded therein.

10.7 Certificate Conclusive and Binding. Where any provision of this Agreement provides that a Lender or the Agent may certify or determine an amount or rate payable by the Borrower, a certificate by such Lender or the Agent as to such amount or rate shall be conclusive and binding on the Borrower in the absence of manifest error.


11.      REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties. The Borrower represents and warrants to each of the Lenders, the Agent, and the Arrangers that:

         (a) the Borrower is a company duly incorporated with limited liability and validly existing under the laws of Hong Kong, and has full power, authority and legal right to own its property and assets and to carry on its business;

         (b) the Borrower has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and the Security Documents to which it is a party and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Agreement and the Security Documents to which it is a party;

         (c) this Agreement constitutes and the Security Documents to which the Borrower is a party when executed and delivered will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms;

         (d) neither the execution of this Agreement and the Security Documents to which the Borrower is a party nor the performance by the Borrower of any of its obligations or the exercise of any of its rights hereunder or thereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige the Borrower to create a Charge in respect of any of its property or assets except in favour of the Agent under or pursuant to any Security Document to which the Borrower is a party;

         (e) all authorisations required from any governmental or other authority or from any shareholders or creditors of the Borrower for or in connection with the execution, validity and performance of this Agreement and the Security Documents to which it is a party have been obtained and are in full force and effect or, by the date on which the first Notice of Drawing is given, will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same;

         (f) except for the filing of the Charge over Account and the Share Mortgage with the Hong Kong Companies Registry, it is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence in proceedings of this Agreement or any of the Security Documents in Hong Kong or any other relevant jurisdiction that it or any other document be filed or registered with any authority in Hong Kong, England or elsewhere or that any tax be paid in respect thereof;

         (g) no litigation, arbitration or administrative proceeding is currently taking place or pending or threatened against the Borrower or its assets or revenues;

         (h) the Borrower is not in default under any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Agreement or any of the Security Documents to which it is a party and no Event of Default or prospective Event of Default has occurred;

         (i) no Charge exists over all or any part of the property, assets or revenues of the Borrower except as created by the Security Documents or liens arising by operation of law in the ordinary course of business or as disclosed in writing to the Agent prior to the date of this Agreement or as otherwise permitted under this Agreement;

         (j) the most recent audited financial statements of the Borrower for the time being (including the audited profit and loss account and balance sheet) were prepared in accordance with applicable laws and regulations of Hong Kong and generally accepted accounting principles and policies consistently applied and show a true and fair view of the financial position of the Borrower as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period the Borrower did not have any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of the Borrower since the date of such financial statements;

         (k) the information contained in the information memorandum dated December 1997 circulated at the Borrower's request to each of the Lenders is true and accurate in all respects and all forecasts and projections contained therein were arrived at after due and careful consideration on the part of the Borrower and were, in its considered opinion, fair and reasonable when made; the Borrower is not aware of any fact which has not been disclosed in writing to the Agent which might have a material effect on any such information, forecasts or projections or which might affect the willingness of the Lenders to lend upon the terms of this Agreement;

         (l) no outstanding loans or advances have been made to the Borrower by any of its shareholders except loans and advances in respect of which the relevant shareholders' rights have been subordinated and assigned to the Lenders in accordance with Clause 12.2(h);

         (m) the Borrower is generally subject to civil and commercial law and to legal proceedings and neither the Borrower nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

11.2 Continuing Representation and Warranty. The Borrower also represents and warrants to and undertakes with the Lenders, the Agent, and the Arrangers that the foregoing representations and warranties will be true and accurate throughout the continuance of this Agreement with reference to the facts and circumstances subsisting from time to time.

11.3 Acknowledgement of Reliance. The Borrower acknowledges that each of the Lenders, the Agent, and the Arrangers has entered into this Agreement in reliance upon the representations and warranties contained in this Clause.


12.      UNDERTAKINGS

12.1 Affirmative Undertakings. The Borrower undertakes and agrees with each of the Lenders, the Agent, and the Arrangers that until the Final Maturity Date and/or so long as any sum remains owing hereunder the Borrower will, unless the Majority Lenders otherwise agree in writing:

         (a)      supply to the Agent in sufficient number for each Lender:

                  (i) as soon as they are available, but in any event within one hundred and eighty (180) days after the end of each financial year of the Borrower, copies of its financial statements in respect of such financial year (including a profit and loss account and balance sheet) prepared on a consolidated basis and audited and certified without qualification by an internationally recognised firm of independent accountants acceptable to the Agent;

                  (ii) as soon as they are available, but in any event within ninety (90) days after the end of each half of each financial year of the Borrower, copies of its unaudited financial statements (including a profit and loss account and balance sheet) prepared on a consolidated basis and on a basis consistent with the audited financial statements of the Borrower together with a certificate signed by the principal financial officer of the Borrower to the effect that such financial statements are true in all respects and present fairly the financial position of the Borrower as at the end of, and the results of its operations for, such half-year period;

                  (iii) as soon as they are available, but in any event within forty-five (45) days after the end of each quarter of each financial year of the Borrower and Hua Yang, copies of each such company's unaudited financial statements (including a profit and loss account and balance sheet) prepared, in the case of the Borrower, on a consolidated basis and in each case on a basis consistent with the audited financial statements of the relevant company together with a certificate signed by the relevant company's principal financial officer to the effect that such financial statements are true in all respects and present fairly the financial position of such company as at the end of, and the results of its operations for, such quarter-year period;

                  (iv) within thirty (30) days of each date for the provision of the accounts referred to in (i) and (ii) above, a certificate signed by one of the directors of the Borrower certifying that there did not exist any Event of Default or prospective Event of Default as at the end of such half year (or if an Event of Default or prospective Event of Default did exist specifying the same). Each such certificate shall be accompanied by a certificate from, in the case of the certificate accompanying the accounts referred to in
                           (i) above, the auditors of the Borrower and, in the case of the certificate accompanying the accounts referred to in (ii) above, the chief financial officer of the Borrower certifying whether or not the financial undertakings referred to in Clause 12.3 had been complied with throughout such half-year;

                  (v) at the time of issue, copies of all statements and circulars to the shareholders or to any class of creditors of the Borrower;

                  (vi) promptly on request, such additional financial or other information (including, but not limited to, cash flows and profit and loss projections) relating to the Borrower and any Security Party as the Agent may from time to time request;

                  (vii) promptly on request, and in any event upon the determination of the Group EBITDA (as defined in the Exchange Agreement), evidence satisfactory to the Agent that, pursuant to clause 1.2(c) of the Exchange Agreement, the Earn-Out Shares (being up to 333,333 ordinary shares in the Borrower, as defined in clause 1.2(c) of the Exchange Agreement) have been issued and delivered by the Borrower to the Selling Shareholders (as defined in the Exchange Agreement) or the issuance and delivery of such Earn-Out Shares by the Borrower are not required;

         (b) keep proper records and books of account in respect of its business and permit the Agent and/or any professional consultants appointed by the Agent at all reasonable times to inspect and examine the records and books of account of the Borrower;

         (c)      promptly inform the Agent of:

                  (i) the occurrence of any Event of Default or prospective Event of Default;

                  (ii) any litigation, arbitration or administrative proceeding as referred to in Clause 11.1(g);

         (d) maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, authorisations, agreements and obligations applicable to it (including compliance by the Borrower and its shareholders with all relevant listing rules and regulations applicable to it and/or them from time to time in connection with the listing of shares in the Borrower on The NASDAQ Stock Market) and pay all taxes imposed on it when due unless such taxes are being contested in good faith;

         (e) remain at all times after the Acquisition the beneficial owner (direct or indirect) of the entire issued share capital of Hua Yang and retain control (direct or indirect) over the appointment of, and control over voting by, the board of directors of Hua Yang;

         (f) remain at all times the beneficial owner (direct or indirect) of the entire issued share capital of Hua Yang Printing Holdings Company Limited and retain control (direct or indirect) over the appointment of, and control over voting by, the board of directors of such company;

         (g) procure that no amendment or supplement is made to the memorandum or articles of association of the Borrower without the prior written consent of the Agent acting on the instructions of the Majority Lenders;

         (h) maintain in full force and effect all such authorisations as are referred to in Clause 11.1(e), and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations which may become necessary or advisable for the purposes stated therein and comply with all conditions attached to all authorisations obtained;

         (i) ensure that its obligations under this Agreement at all times rank at least pari passu with all unsecured and unsubordinated obligations of the Borrower;

         (j) use the Facility exclusively for the purposes specified in Clause 2.2; and

         (k) punctually pay all sums due from it and otherwise comply with its obligations under this Agreement and all the Security Documents to which it is a party.

12.2 Negative Undertakings. The Borrower undertakes and agrees with each of the Lenders, the Agent, and the Arrangers that until the Final Maturity Date and/or so long as any sum remains owing hereunder the Borrower will not, unless the Majority Lenders otherwise agree in writing:

         (a) merge or consolidate with any other entity or take any step with a view to dissolution, liquidation or winding-up;

         (b) purchase or redeem any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders or make a repayment in respect of any loans or other indebtedness owing to any of its shareholders;

         (c) declare or pay any dividend or make any other income distribution to its shareholders in excess of forty per cent (40%) of the amount of its net profit available for distribution in the relevant financial year of the Borrower;
         (d) establish or acquire any further Subsidiary or invest in any other entity or provide financing to any person except by way of trade credit in the ordinary course of its business;

         (e) materially change the nature of its business, sell, transfer or otherwise assign, deal with or dispose of all or any part of its business or (except for good consideration in the ordinary course of its business) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

         (f) make or grant any loan or advance or guarantee or in any other manner be or become directly or indirectly or contingently liable for any indebtedness or other obligation of any other person, except as may be necessary in the ordinary course of its business;

         (g) create or attempt or agree to create or permit to arise or exist, or permit any of its Subsidiaries to create or attempt or agree to create or permit to arise or exist, any Charge over all or any part of its respective property, assets or revenues except (i) in the case of the Borrower, any Charge created under the Security Documents or (ii) any possessory lien arising by operation of law in the ordinary course of its business and not in connection with the borrowing or raising of money or credit;

         (h) borrow or raise money or credit from any shareholder in the Borrower except where the rights of the relevant shareholder(s) under any relevant shareholder loan(s) are first subordinated to the rights of, and assigned to, the Lenders under this Agreement in such manner as may be satisfactory to the Agent;

         (i) except in the ordinary course of its business, (i) incur any other indebtedness without the prior written consent of the Agent, or (ii) permit to subsist any account or financial facilities with any other bank or financial institution or
                  (iii) deposit any monies or open any accounts other than the Charged Account with any person other than the Lenders; or

         (j) enter into any agreement or obligation which might materially and adversely affect its financial or other condition.

12.3 Financial Undertakings. The Borrower undertakes with each of the Lenders, the Agent, and the Arrangers that until the Final Maturity Date and/or so long as any sum remains owing hereunder the Borrower will, unless the Majority Lenders otherwise agree in writing, ensure that:

         (a)      its Consolidated Net Worth will be:

                  (i) at 31 March 1998 not less than thirty million Dollars (US$30,000,000);

                  (ii) at 31 March 1999 not less than forty-three million Dollars (US$43,000,000);

                  (iii) at 31 March 2000 and at all times thereafter not less than sixty million Dollars (US$60,000,000);

         (b) the ratio of its Consolidated Total Liabilities to its Consolidated Net Worth, expressed as a percentage, will be:

                  (i) at all times during the financial year ending 31 March 1998 less than one hundred and seventy-five per cent (175%);

                  (ii) at all times during the financial year ending 31 March 1999 less than one hundred and twenty-five per cent (125%);

                  (iii) at all times during the financial year ending 31 March 2000 and at all times thereafter less than seventy-five per cent (75%);

         (c) the ratio of its Consolidated Total Interest Bearing Liabilities to its Consolidated Net Worth, expressed as a percentage, will be:

                  (i) at all times during the financial year ending 31 March 1998 less than one hundred per cent (100%);

                  (ii) at all times after 31 March 1998 less than fifty per cent (50%);

         (d) the ratio of its Consolidated EBITDA to Consolidated Interest Expenses, expressed as a percentage, will be at all times not less than five hundred per cent (500%).

         Terms defined in Schedule 3 shall have the same meanings when used in this Clause 12.3.


13.      EVENTS OF DEFAULT

13.1 Events of Default. Each of the following events and circumstances shall be an Event of Default:

         (a) the Borrower fails to pay any sum payable under this Agreement or any Security Document to which it is a party when due or otherwise in accordance with the provisions hereof or thereof;

         (b) the Borrower or any Security Party fails duly and punctually to perform or comply with any of its respective obligations or undertakings hereunder or under any Security Document to which it is a party and, in respect only of a failure which in the reasonable opinion of the Agent is capable of remedy and which is not a failure to pay money, does not remedy such failure to the Agent's satisfaction within seven (7) calendar days (or such longer period as the Agent may approve) after receipt of written notice from the Agent requiring it to do so;

         (c) any representation or warranty made or deemed to be made by the Borrower or any Security Party in or in connection with this Agreement or any Security Document proves to have been incorrect or misleading in any material respect;

         (d) the Borrower defaults or receives notice of default under any agreement or obligation relating to borrowing or any indebtedness of the Borrower becomes payable or capable of being declared payable before its stated maturity or is not paid when due or any Charge, guarantee or other security now or hereafter created by the Borrower becomes enforceable;

         (e) any of the authorisations referred to in Clause 11.1(e) is not granted or ceases to be in full force and effect or is modified in a manner which, is reasonably likely to materially and adversely affect the operations, business or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any Security Document to which it is a party, or if any law, regulation, judgment or order (or the repeal or modification of any of the foregoing) suspends, varies, terminates or excuses performance by the Borrower of any of its obligations under this Agreement or any Security Document to which it is a party or purports to do any of the same;

         (f) a creditor takes possession of all or any part of the business or assets of the Borrower or any execution or other legal process is enforced against the business or any asset of the Borrower and is not discharged within five (5) calendar days;

         (g) a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Borrower or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Borrower or of all or any part of its business or assets;

         (h) the Borrower stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent;

         (i) any event occurs which in the reasonable opinion of the Agent appears to have an effect analogous to any of the matters set out in paragraphs (f), (g) and (h) above in any jurisdiction in which the Borrower is incorporated or carries on business;

         (j) the Borrower ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business or the Borrower disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets;

         (k) any event which has an effect equivalent or similar to any of the events described in any of the above paragraphs occurs, mutatis mutandis, in relation to any Subsidiary of the Borrower or its Holding Company or any Security Party or if any such person (being an individual) commits an act of bankruptcy, dies or becomes of unsound mind;

         (l) this Agreement or any Security Document or any provision hereof or thereof ceases for any reason to be in full force and effect or is terminated or jeopardised or becomes invalid or unenforceable or if there is any dispute regarding validity or enforceability of the same or if there is any purported termination or repudiation of the same or it becomes impossible or unlawful for the Borrower or any other party thereto to perform any of its respective obligations hereunder or thereunder or for any Lender or the Agent to exercise all or any of its rights, powers and remedies hereunder or thereunder or any undertaking in Clause 12.1 is not enforceable as such and the Borrower fails to do, or fails to refrain from doing, the activity which it purported to undertake to do or, as the case may be, not to do;

         (m) shares in the Borrower cease to be listed on The Nasdaq Stock Market or trading in such shares on The Nasdaq Stock Market is suspended for a period of, in each case, seven (7) or more consecutive trading days;

         (n) there is any dispute between the Borrower and/or any of the other parties to the Exchange Agreement affecting the ability of the Borrower to acquire beneficial and legal ownership of the Parent Shares (as defined in the Exchange Agreement);

         (o) any situation occurs which in the opinion of the Majority Lenders gives reasonable grounds to believe that a material adverse change in the business or financial condition or prospects of the Borrower or any Subsidiary of the Borrower or any Security Party has occurred or that the ability of the Borrower or any Security Party to perform its respective obligations hereunder or under any Security Document to which it is a party has been or will be materially and adversely affected.

13.2 Declarations. If an Event of Default has occurred the Agent may, and upon written request by the Majority Lenders shall:

         (a) declare all outstanding Advances, accrued interest and all other sums payable hereunder to be, whereupon they shall become, immediately due and payable without further demand, notice or other legal formality of any kind; and/or

         (b) declare the Facility terminated whereupon the obligation of the Lenders to make further Advances hereunder shall immediately cease.


14.      DEFAULT INTEREST

14.1 Rate of Default Interest. If the Borrower fails to pay any sum payable under this Agreement when due, the following provisions shall apply:

         (a) Normal Default Interest. Subject as provided in Clause 14.1(b), the Borrower shall pay interest on such sum from and including the due date to the date of actual payment (after as well as before judgment) at the rate per annum determined by the Agent to be the aggregate of:

                  (i)      two per cent (2%);

                  (ii)     the Margin; and

                  (iii) LIBOR (as determined by the Agent on such date or dates on or after the due date for payment as the Agent may select) calculated with reference to such periods and such amounts as the Agent considers appropriate or, if any of the circumstances described in Clause 6.1 applies, the rate from time to time certified by each respective Lender or the Agent (as the case may be) to be the rate representing the cost to it of funding the unpaid sum by whatever means it considers to be appropriate.

                  The Agent shall notify the Borrower and the Lenders of the duration of each such funding period and each interest rate determined under this Clause.

         (b) Modification for Advances. Where the unpaid sum is of principal which became due and payable on a date during, but not the last day of, the Interest Period relating thereto and none of the circumstances described in Clause 6.1 apply in relation to such Interest Period, the first period selected by the Agent under Clause 14.1(a) in respect of such amount shall equal the unexpired portion of the Interest Period and, for the duration of such period, there shall be substituted for the rate specified in Clause 14.1(a) the rate of two per cent (2%) above the rate calculated in accordance with Clause 5.3 (including the Margin) and applicable to the unpaid amount immediately before it fell due.

14.2 Calculation of Default Interest. Interest at the rate or rates determined from time to time as aforesaid shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, shall be compounded at the end of each successive funding period considered appropriate by the Agent for the purposes of Clause 14.1 and shall be payable from time to time on demand.


15.      INDEMNITIES, SET-OFF AND PRO RATA SHARING

15.1 General Indemnity. The Borrower shall indemnify each Lender, the Agent, and each Arranger against all losses, liabilities, damages, costs and expenses (including loss of profit) which such Lender, the Agent, or such Arranger may incur as a consequence of any Event of Default or any other breach by the Borrower of any of its obligations under this Agreement or any failure to borrow in accordance with a Notice of Drawing or as a result of any Advance or any part thereof being repaid for any reason other than on the Interest Payment Date applicable to that Advance or otherwise in connection with this Agreement (including any loss or expense incurred in liquidating or redeploying funds acquired or arranged for the purposes of a proposed Advance or to maintain such Lender's Participation in any Advances or any unpaid sum or in terminating any such arrangement or any hedging arrangement in respect of this Agreement and any interest or fees incurred in funding any unpaid sum, but taking into account any interest paid by the Borrower in respect of such unpaid sum under Clause 14).

15.2 Currency Indemnity. Dollars shall be the currency of account and of payment in respect of sums payable under this Agreement. If an amount is received in another currency, pursuant to a judgment or order or in the liquidation of the Borrower or otherwise, the Borrower's obligations under this Agreement shall be discharged only to the extent that the Lenders, or the Agent, or the Arrangers (as the case may be) may purchase Dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in Dollars which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, the Borrower shall indemnify the Lenders, the Agent, or the Arrangers against the shortfall. This indemnity shall be an obligation of the Borrower independent of and in addition to its other obligations under this Agreement and shall take effect notwithstanding any time or other concession granted to the Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of the Borrower.

15.3 Set-Off. If an Event of Default has occurred each Lender and the Agent shall have the right, without notice to the Borrower or any other person, to set off and apply any credit balance on any account (whether subject to notice or not and whether matured or not and in whatever currency) of the Borrower with such Lender or the Agent (as the case may be), and any other indebtedness owing by such Lender or the Agent (as the case may be) to the Borrower, against the liabilities of the Borrower under this Agreement, and each Lender and the Agent is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary for this purpose. Each Lender shall forthwith notify the Agent of the exercise of any right under this Clause. This Clause shall not affect any general or banker's lien, right of set-off or other right to which any Lender or the Agent may be entitled.

15.4 Pro Rata Sharing. If at any time any Lender receives any amount from the Borrower or otherwise in respect of sums due from the Borrower hereunder (other than through the Agent pursuant to Clause 10.2 or from an Assignee, Transferee or participant) whether by way of voluntary or involuntary payment, set-off or otherwise, it will promptly pay to the Agent the amount so received for distribution to the Lenders pro rata in accordance with their respective Participations in such amount. The Agent shall treat such amount as if it were a payment by the Borrower directly to the Agent on account of sums due from the Borrower hereunder so that, as between the Borrower and the Lender who originally received the amount, the amount shall not be treated as having been paid and such Lender shall retain all its rights against the Borrower or otherwise with respect to such amount (except to the extent of any sum received by it from such distribution by the Agent). Notwithstanding the foregoing provisions of this Clause:

                  (i) no Lender shall be required to share any amount which it has received as a result of any legal proceedings commenced against the Borrower to recover sums owing to it under this Agreement with any other Lender which has a legal right to but does not join in such legal proceedings after having been given reasonable opportunity so to do and which does not commence and diligently pursue a separate action to enforce its rights against the Borrower; and

                  (ii) if any Lender is required to repay to the Borrower any part of an amount originally received by it from the Borrower and shared pursuant to this

                           Clause, the other Lenders shall make funds available to enable the Agent to reimburse such Lender for the amount required to be repaid (less the appropriate portion of any sum which such Lender has received by way of distribution from the Agent in respect of such amount).

15.5 No Charge. Clause 15.4 shall not constitute and shall not be construed as constituting a Charge by any Lender over all or any part of any sum received or recovered by it in the manner set out in Clause 15.4.

16.      THE LENDERS, THE AGENT AND THE ARRANGERS

16.1 Appointment. Each Lender hereby appoints the Agent to act as its agent in relation to the administration of the Facility and as its agent and trustee in relation to the Security Documents and authorises the Agent to enter into the Security Documents on its behalf and to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Agent by the terms of this Agreement and the Security Documents and such rights, powers and discretions as are reasonably incidental thereto.

16.2 Nature of Duties. The duties and functions of the Agent shall be of an administrative nature only. The Agent shall not be deemed to be a trustee of any Lender except as specified in this Agreement and the Security Documents and shall not be deemed to be an agent or trustee of the Borrower for any purpose except as specified in Clause 20.5. The Agent shall have no duties or obligations except those expressly set out in this Agreement and the Security Documents.

16.3     Specific Duties.  The Agent shall:

         (a) promptly account to each Lender for its due proportion of all payments received by the Agent from the Borrower or otherwise in connection with the Facility;

         (b)      promptly inform each Lender of:

                  (i) the contents of any document which the Agent receives in respect of the Facility and which it considers to be material; and

                  (ii) any material Event of Default of which an officer of the Agent acting in respect of this Agreement and in his capacity as such has actual knowledge;

         (c) except as otherwise provided in this Agreement, take or refrain from taking any action in accordance with any lawful and proper instructions given to it by the Majority Lenders, and any such instructions shall be binding on all the Lenders;

         (d) consult with the Lenders to the extent practicable before making any declaration or demand under Clause 13.2 or effecting any amendment or waiver under Clause 17.

16.4     Rights and Powers.  The Agent may:

         (a) perform any of its duties and functions through its directors, officers, employees or agents;

         (b) engage and pay for the advice or services of lawyers, accountants or other professional advisers or experts as the Agent may consider necessary or desirable and rely and act upon such advice;

         (c) refrain from exercising any of its rights, powers and discretions unless and until instructed to do so, and as to the manner of doing so, by the Majority Lenders, and refrain from acting upon any instructions to take enforcement action until it has been indemnified or secured to its satisfaction against any liabilities, costs and expenses which it may incur;

         (d) refrain from taking any action which in its opinion would or might contravene any law or regulation or render it liable to any person, and do all things which in its opinion may be necessary in order to comply with any law or regulation;

         (e) assume that no Event of Default or prospective Event of Default has occurred and that no party is in breach of its obligations under this Agreement or any Security Document unless the Agent receives specific written notice to the contrary; and

         (f) rely upon any communication or document which it believes to be genuine and, as to any matters of fact which can reasonably be expected to be within the knowledge of any other party to this Agreement or any Security Document, rely upon a certificate signed by or on behalf of that party.

16.5 No Liability to Lenders. The Agent shall have no liability or obligation to any Lender:

         (a) as a result of any failure or delay by the Borrower or any other party in performing its respective obligations under this Agreement or any Security Document;

         (b) for the authorisation, execution, legality, validity, enforceability, effectiveness, genuineness or sufficiency of this Agreement, any Security Document or any other document relevant to this transaction or for the collectability of any sum payable under this Agreement or any Security Document;

         (c)      for:

                  (i) the accuracy or completeness of the information memorandum referred to in Clause 11.1(1);

                  (ii) the accuracy or completeness of any other information supplied by any person at any time whether or not such information was or is circulated by the Agent;

                  (iii) the accuracy of any representation, warranty or statement (whether written or oral) made in or at any time in connection with this Agreement or any Security Document;

         (d) to take any steps to ascertain whether an Event of Default or prospective Event of Default has occurred or whether the Borrower or any other party is otherwise in breach of any of its respective obligations under this Agreement or any Security Document;

         (e) to provide any credit or other information relating to the Borrower or any Security Party or otherwise relating to the Facility, except as expressly stated in this Agreement;

         (f) to account for any sum received by the Agent (other than for the account of the Lenders) by way of fees or reimbursement of expenses in connection with this Agreement or for any benefit received by it arising out of any present or future banking or other relationship with the Borrower or any Security Party or any person connected with the Borrower or any Security Party;

         (g) as a result of any act or omission by the Agent or any director, officer, employee or agent of the Agent in connection with the Facility, except in the case of the Agent's gross negligence or wilful misconduct.

         Each Lender agrees that it will not seek to make any claim against any director, officer, employee or agent of the Agent in respect of any of the matters described in this Clause 16.5.

16.6 No Liability to Borrower. The Agent shall have no liability or obligation to the Borrower as a result of any failure or delay by any Lender or any other party in performing its respective obligations under this Agreement or any Security Document.

16.7 Indemnity. The Lenders shall indemnify the Agent upon demand from and against all claims, actions, liabilities, damages, penalties, losses, costs and expenses (including legal fees) which the Agent may incur in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted to be taken by the Agent in seeking to protect, exercise or enforce the rights of the Lenders and the Agent or otherwise in connection with the Facility, unless and to the extent that any of the foregoing results directly from the Agent's gross negligence or wilful misconduct. The Lenders shall be severally liable under the foregoing indemnity in proportion to their respective Participations in the Loan or, if no Advance has yet been made, in proportion to their respective Commitments, in each case calculated at the time of the Agent's demand, or, if the Loan has been fully repaid, in proportion to their respective Participations in the Loan immediately before such repayment.

16.8 Acknowledgement by Lenders. Each Lender acknowledges to and agrees with the Agent that:

         (a) it has itself been and will continue to be solely responsible for making its own independent analysis of and investigations into the status, creditworthiness, prospects, business, operations, assets and condition of the Borrower each Security Party and any other person referred to herein and for making its own decisions as to the entering into or the taking or not taking of any action in connection with this transaction;

         (b) it has not relied upon any representation or statement made by the Agent as being an inducement to enter into this Agreement.

16.9 Certifications by Agent. Where any provision of this Agreement or any Security Document provides that the Agent may certify or determine an amount or rate payable by the Lenders or any of them, a certificate by the Agent as to such amount or rate shall be conclusive and binding on each such Lender in the absence of manifest error.

16.10 No Restriction of Business. The Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise such rights and powers as if it was not acting as an agent and trustee in relation to this Agreement and the Security Documents. The Agent may engage in any other business with the Borrower or any Security Party or any person connected with the Borrower or any Security Party and may treat as confidential any information which it receives in connection with such other business.

16.11 Resignation of Agent. The Agent may resign at any time by giving not less than thirty (30) days' prior written notice to the Lenders and the Borrower. The Majority Lenders, on behalf of the Lenders, shall have the right to appoint a successor Agent, but if they do not do so within the period of such notice the retiring Agent may appoint a successor Agent from among the Lenders without the consent of the Borrower, or otherwise with the Borrower's consent, such consent not to be unreasonably withheld. The Agent's resignation shall not take effect until a successor Agent has been appointed. Upon such appointment the successor Agent shall succeed to and become vested with all the rights, powers, discretions and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations hereunder. The parties to this Agreement agree to execute whatever documents may be necessary to effect such a change of Agent. After any retiring Agent's resignation the provisions of this Clause 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

16.12 Security Documents. The following provisions shall apply to the Agent in its capacity as trustee in relation to any of the Security
         Documents:

         (a)      the Agent:

                  (i) may accept without enquiry or objection such title as the Borrower or the relevant Security Party may have to any assets which are subject to any of the Security Documents and shall not be liable for any lack of or defect in such title, whether apparent or not and whether capable of remedy or not;

                  (ii) shall not be liable for any omission or delay in giving notice to any third party, or effecting any filing or registration, or obtaining any authorisation, or otherwise perfecting the security constituted by any of the Security Documents;

                  (iii) shall not be obliged to hold any title or other documents relating to the assets charged under any of the Security Documents in its own possession or to take any steps to protect or preserve such documents, and may permit the relevant Security Party to retain such documents in its possession if it is reasonable in the circumstances;

         (b) unless provided otherwise in any Security Document, monies which are received by the Agent and held by it as trustee in relation to any of the Security Documents may be invested in the name of or under the control of the Agent in any investment authorised by English law for the investment of trust money by trustees or in any other investments which may be selected by the Agent, and if not otherwise invested such monies may be placed on deposit in the name of or under the control of the Agent at such bank or institution (including the Agent) and upon such terms as the Agent may reasonably think fit;

         (c) each Lender, and each Arranger authorises the Agent (by itself or by such person(s) as it may nominate) to execute and enforce the Security Documents as trustee, as agent or as otherwise provided, and confirms that the Agent shall have an independent right to release from any Security Document any asset permitted to be disposed of under this Agreement;

         (d) the Agent may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act as a trustee or agent, either separately or jointly with the Agent, in relation to any of the Security Documents if the Agent considers that such an appointment is necessary or desirable for the purpose of conforming with any legal requirement in any relevant jurisdiction or otherwise for the purpose of holding, administering, protecting or enforcing any of the Security Documents, and any such trustee or agent shall have such powers and discretions (not exceeding those conferred on the Agent) and such obligations as shall be conferred or imposed on it by the Agent;

         (e) Clauses 16.4 to 16.11 shall also apply to the Agent in its capacity as trustee in relation to any of the Security Documents.

16.13 Arrangers. The Arrangers in their capacities as such shall have no duties or obligations under or in connection with this Agreement or the Security Documents. Clauses 16.5, 16.6 and 16.8 shall apply for the benefit of the Arrangers as if references therein to the Agent were references to each of them.

16.14 No Partnership. Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties to this Agreement.


17.      AMENDMENT

         Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by or on behalf of the party against whom the amendment or waiver is asserted. For these purposes, any amendment or waiver which is made in writing by the Agent at the direction of the Majority Lenders shall be binding on all Lenders, except that the written approval of the Lender against which an amendment or waiver is asserted is required where that amendment or waiver relates to:

         (a) an increase of the Facility or of any Lender's Commitment or the length of the Availability Period or the amount or currency of or the due date for any payment of principal or interest on any Advance;

         (b) a reduction in the rate or rates of interest or any commitment or other fees or other amounts payable to the Lenders hereunder;

         (c)      any voluntary or mandatory prepayment;

         (d) any amendment of the definition of "Majority Lenders" or of the provisions of this Clause; or

         (e) the provision of any guarantee of or security for the Borrower's obligations under this Agreement or the release or amendment of any Security Document or any security created thereby.

         Any amendment affecting the rights of the Agent shall also require the consent of the Agent.


18.      WAIVER AND SEVERABILITY

         Time is of the essence of this Agreement but no failure or delay by the Agent, any Lender, or any Arranger in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.


19.      MISCELLANEOUS

19.1     Execution. This Agreement shall become effective as of the date hereof.

19.2 Entire Agreement. This Agreement and the documents referred to herein constitute the entire obligation of the Lenders, the Agent, and the Arrangers and supersede any previous expressions of intent or understandings in respect of this transaction.

19.3 Publicity. No announcement or other publicity in connection with this Agreement or relating in any way to the Facility shall be made or arranged except with the Agent's prior written consent.

19.4 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one agreement.

20.      ASSIGNMENT, NOVATON AND LENDING OFFICES

20.1 The Borrower. The Borrower shall not assign or transfer all or any part of its rights or obligations under this Agreement.

20.2     Assignment and Novation.  A Lender may:

         (a) assign all or any part of its rights under this Agreement in accordance with Clause 20.3; or

         (b) transfer by novation all or a portion of its rights, benefits and obligations under this Agreement in accordance with Clause 20.4,

         (any such assignment or transfer by novation being referred to in this Clause 20 as a "TRANSFER"). The Borrower shall execute and do all such documents, acts and things as the Agent may reasonably require for perfecting and completing any such transfer.

20.3 Assignment by Lenders. Any Lender may at any time without the consent of any person assign all or any of its rights under this Agreement and the corresponding benefit of any of the Security Documents to any other person PROVIDED that:

         (a) any transfer of rights together with a novation of obligations to the same person may only be made in accordance with the novation procedure set out in Clause 20.4; and

         (b) no such assignment shall take effect until the proposed assignee has (i) agreed with the Agent and the other Lenders that it shall be under the same obligations towards each of them as it would have been under if it had been a party hereto as a Lender, (ii) paid the Agent for its own account a fee of one thousand Dollars (US$1,000) and (iii) paid all sums which have been demanded under Clause 20.7.

20.4 Novation by Lenders. Any Lender may at any time transfer by novation all or part of its rights, benefits and/or obligations under or arising out of this Agreement and the corresponding benefit of the Security Documents to an Eligible Transferee. Such transfer shall be effected by:

         (i) the Eligible Transferee delivering a completed original Novation Certificate duly executed by such Lender and the intended Transferee to the Agent (for this purpose only, for itself and as agent for and on behalf of the Borrower and the other Lenders) together with a fee for the account of the Agent of one thousand Dollars (US$1,000); and

         (ii) the Agent executing such Novation Certificate to acknowledge receipt thereof.

         Upon delivery and execution of a Novation Certificate in accordance with the above conditions, all parties to this Agreement agree that, on the later of the date specified as the Transfer Date in such Novation Certificate and the fifth (5th) Banking Day following the date of receipt thereof by the Agent (unless the Agent agrees a shorter period):

         (a) to the extent only that in such Novation Certificate the Lender which is party thereto seeks to transfer its rights and/or its obligations under this Agreement and the Security Documents, the Borrower and such Lender shall each be released from further obligations to the other hereunder and their respective rights against the other shall be cancelled (such rights and obligations being referred to in this Clause 20.4 as "DISCHARGED RIGHTS AND OBLIGATIONS");

         (b) the Borrower and the Transferee which is party to such Novation Certificate shall each assume obligations towards the other and/or acquire rights against the other which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

         (c) the Agent, such Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

20.5 Authority. Each of the Borrower and the other Lenders hereby irrevocably authorises the Agent without further reference to it to acknowledge receipt of each Novation Certificate delivered to it in accordance with Clause 20.4 by its execution thereof. Upon receipt of any Novation Certificate, the Agent shall send a copy thereof to the Borrower but the Borrower agrees that failure to do so shall not invalidate any transfer. The Agent shall incur no liability to the Borrower or any Lender by virtue of its acting in accordance with the provisions of this Clause.

20.6 Reliance. The Agent and the Borrower may rely on and act in accordance with any Novation Certificate which has been delivered to and accepted by the Agent in accordance with Clause 20.4 and which appears to be complete and regular on its face. Neither of them shall incur any liability to any party by so doing and the Agent shall not be obliged to check or enquire whether a purported Transferee is an Eligible Transferee PROVIDED that if it has actual notice that any proposed Transferee is not an Eligible Transferee, the Agent is hereby authorised (but not obliged) to refuse to accept the relevant Novation Certificate.

20.7 Reimbursement of Agent. Any Lender seeking to effect any transfer under this Clause 20 shall reimburse the Agent on demand for all costs, charges and expenses (including legal fees on a full indemnity basis) reasonably incurred in connection therewith.

20.8 Payments. The Agent shall distribute payments received by it in relation to all or any part of a share of Commitment or Participation to the Lender indicated in the records of the Agent as being so entitled on that date PROVIDED that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to any part of this Clause to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

20.9 Participations. A Lender may at any time grant one or more participations in its rights and/or obligations under this Agreement and the Security Documents but no other party hereto shall be concerned in any way with any participation so granted.

20.10 Disclosure. A Lender may disclose to (i) any Assignee, Transferee or participant or potential Assignee, Transferee or participant, (ii) the Holding Company of such Lender or (iii) any Subsidiary of such Lender or of its Holding Company on a confidential basis such information about the Borrower as such Lender shall consider appropriate. Any Lender and any person to whom disclosure has been made pursuant to this Clause may also make such disclosures as may be required by any applicable law of England, Hong Kong or elsewhere.

20.11 Lending Offices. Each Lender shall act initially through its Lending Office specified in Schedule 1 and may act subsequently through any of its other offices as selected by it from time to time. A Lender shall promptly notify the Agent of any change of its Lending Office.

20.12 Reference Banks. The Agent shall, on the written instructions of the Majority Lenders, replace any Reference Bank at any time with such other bank as the Majority Lenders shall designate and the Agent shall give notice of any such replacement to the Borrower and the Lenders.


21.      NOTICES

21.1 Delivery. Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

         To the Borrower:           Zindart Limited
                                    Flat C & D, 25th Floor, Block 1
                                    Tai Ping Industrial Centre
                                    57 Ting Kok Road
                                    Tai Po
                                    New Territories
                                    Hong Kong

                                    Fax Number   :        (852) 2664 7066
                                    Attention    :        Feather Fok


         To the Agent:              Credit Suisse First Boston, Singapore Branch
                                    80 Raffles Place #48-01
                                    UOB Plaza 1
                                    Singapore 048624

                                    Fax Number   :        (65) 531 2709
                                    Attention    :        Credit Operations

         and to the Lenders at their respective Lending Offices.

21.2 Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, (b) if given or made by telex, when despatched with confirmed answerback and (c) if given or made by fax, when despatched, Provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

21.3 Agent. All communications between the Lenders and the Borrower in relation to this Agreement shall be made through the Agent.

21.4 Language. Each notice, demand or other communication hereunder and any other documents required to be delivered hereunder shall be either in English or accompanied by a certified translation thereof into the English language.


22.      GOVERNING LAW AND JURISDICTION

22.1 Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of England.

22.2 Jurisdiction. The Borrower irrevocably agrees for the benefit of the Agent and each of the Lenders that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of England and irrevocably submits to the non-exclusive jurisdiction of such courts.

22.3 Process Agent. The Borrower irrevocably appoints Pritchard Englefield of 14 New Street, London EC2M 4TR, England as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent satisfactory to the Agent and notify the Agent thereof PROVIDED that until the Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Borrower for the purposes of this Clause. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to the Borrower.

22.4 No Limitation on Right of Action. Nothing herein shall limit the right of the Agent and the Lenders to commence any legal action against the Borrower and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

22.5 Waiver; Final Judgment Conclusive. The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of England as the venue of any legal action arising out of or relating to this Agreement and agrees not to claim that any court thereof is not a convenient or appropriate forum. The Borrower also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

22.6 Waiver of Immunity. The Borrower irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in England or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                   The Lenders



Name and Lending Office                                   Commitment
-----------------------                                   ----------
Credit Suisse First Boston                                US$22,500,000
Labuan Branch
Main Office Tower
Level 10(B)
Financial Park Labuan
87000 Labuan F.T.
Malaysia

Fax No:    (60) 8742 5381
Attention: Ms. Jane Lee



Standard Chartered Bank                                   US$7,500,000
16/F, Miramar Tower
1-23 Kimberley Road
Tsimshatsui, Kowloon
Hong Kong

Telex No.: 73230
Fax No:    (852) 2371 2963 / 2785 2327
Attention: Mr. Chris Chang/Ms. Carol Chan

                                   SCHEDULE 2

                          Form of Novation Certificate



TO: Credit Suisse First Boston, Singapore Branch as agent for itself and on behalf of the Lenders and the Borrower each as defined below and as agent and trustee under the Security Documents


                              NOVATION CERTIFICATE


Relating to the agreement (the "LOAN AGREEMENT") dated 1998 whereby a loan facility was made available to Zindart Limited (the "BORROWER") by the Lenders (as therein defined) on whose behalf Credit Suisse First Boston, Singapore Branch (the "AGENT") acted as agent in connection therewith. Terms defined in the Loan Agreement shall have the same meanings when used herein.

1.       [      ] (the "TRANSFEROR") confirms the accuracy of the summary of its
         Participation in the Facility set out in the Schedule below and requests [ ] (the "TRANSFEREE") to accept and procure the transfer to the Transferee of [the whole] / [[ ] per cent] of its Commitment and/or its Participation in the outstanding Advances and the corresponding benefit of the Security Documents by countersigning and delivering this Novation Certificate to the Agent at its address for the service of notices specified in the Loan Agreement.

2. The Transferee hereby requests the Agent to accept this Novation Certificate as being delivered to the Agent pursuant to Clause 20.4 of the Loan Agreement so as to take effect in accordance with the terms thereof on [ ] 19 (the "TRANSFER DATE") or on such later date as may be determined in accordance with the terms of Clause 20.4 and confirms and agrees as contemplated by such Clause.

3.       The Transferee hereby:

         (a) undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement and any Security Document are expressed to be assumed by it after receipt of this Novation Certificate by the Agent and satisfaction of the conditions (if any) subject to which this Novation Certificate is expressed to take effect;

         (b) appoints the Agent to act as its agent as provided in the Loan Agreement and as its agent and trustee as provided in the Security Documents;

         (c) expressly agrees to all the terms of the Loan Agreement and the Security Documents.

4. The Transferee warrants that it has received copies of the Loan Agreement and each of the Security Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Transferor, the Agent or any Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such document or information and further agrees that it has not relied and will not rely on the Transferor, the Agent or any Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to any Security Document.

5. Neither the Transferor nor the Agent (either on its own behalf or on behalf of any Lender or other person) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement, the Security Documents or any document relating thereto or assumes any responsibility for the financial condition of the Borrower, any Security Party or any other party or for the performance and observance by the Borrower or any other party of any of its obligations under the Loan Agreement, the Security Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6. By its execution of this Novation Certificate, the Transferee hereby represents to the Transferor and each of the other parties to the Loan Agreement and the Security Documents that:

         (a)      it is an Eligible Transferee; and

         (b) it is duly incorporated, validly existing, has full power, authority and legal right to enter into the transactions contemplated by, and perform the obligations assumed pursuant to, this Novation Certificate and the Loan Agreement and the Security Documents and has taken all necessary action to authorise execution of this Novation Certificate.

7. The Transferor hereby gives notice that nothing herein or in the Loan Agreement or in any Security Document (or any document relating thereto) shall oblige the Transferor to:

         (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Agreement or any Security Document hereby transferred; or

         (b) support any losses directly or indirectly sustained or incurred by the Transferee (i) by reason of the non-performance by the Borrower or any other party to the Loan Agreement, any Security Document or any document relating thereto of its obligations under any such document or (ii) otherwise.

         The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Novation Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of England.

                                  THE SCHEDULE


TRANSFEROR'S PARTICIPATION IN THE FACILITY

           COMMITMENT                        PARTICIPATION IN ADVANCES


AMOUNT TO BE TRANSFERRED

           COMMITMENT                               PARTICIPATION
%                                                      %

Amount:                                                Amount:

US$                                                    US$

[Transferor]                                         [Transferee]




By:                                                  By:
Date________________________                         Date:____________________
Address:

Tel:
Fax:
Telex:

Bank account(s)
for payments:

Receipt acknowledged.



Agent
By:
Date:____________________


o This Novation Certificate is not a security and is of no value to any person other than the Transferor, the Transferee and the Borrower.

                                   SCHEDULE 3

                              Financial Definitions



For the purposes of Clause 12.3, unless the context otherwise requires:

"CONSOLIDATED BORROWINGS" means, in relation to the Borrower and its Subsidiaries on a consolidated basis, indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument or commercial paper, (iii) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased,
(iv) Consolidated Contingent Liabilities, (v) deferred payments for assets or services acquired, (vi) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts or (vii) guarantees or other assurances against financial loss in respect of Consolidated Borrowings of any other person (but otherwise falling within the above);

"CONSOLIDATED CONTINGENT LIABILITIES" means in respect of the Borrower and its Subsidiaries on a consolidated basis, the total contingent liabilities of the Borrower and its Subsidiaries, at any time, calculated in accordance with accounting practices generally applied in Hong Kong, but shall, in any event, be deemed to include the amount of all liabilities of third parties guaranteed or secured by or the subject of an indemnity or other right or recourse against the Borrower or any of its Subsidiaries;

"CONSOLIDATED EBITDA" means, in relation to the Borrower and its Subsidiaries on a consolidated basis in respect of any financial year, earnings before Consolidated Interest Expenses, taxation, depreciation and amortisation, determined by reference to the then latest consolidated accounts of the Borrower supplied to the Agent pursuant to Clause 12.1(a);

"CONSOLIDATED INTEREST EXPENSES" means, in relation to the Borrower and its Subsidiaries on a consolidated basis for any financial year, the aggregate amount of all interest (including any interest which may have been capitalised), fees and commissions accrued (whether or not paid) during such financial year on all Consolidated Borrowings.

"CONSOLIDATED NET WORTH" means, in relation to the Borrower and its Subsidiaries on a consolidated basis, the aggregate of:

(i) the amount paid up or credited as paid up on the issued share capital of the Borrower;

(ii) the amounts standing to the credit of the consolidated capital and revenue reserves of the Borrower and its Subsidiaries including but not limited to any share premium account, capital redemption reserve fund, property revaluation reserve (where the revaluation in question is in accordance with a report of a professional valuer which valuer has been approved by the Agent) and profit and loss account;

all as shown by the then latest audited consolidated balance sheet of the Borrower as supplied to the Agent pursuant to Clause 12.1(a), but after:

(A) deducting therefrom such part of the amount standing to the credit of the said reserves as is, in the opinion of its auditors attributable to the amounts by which the book values of any assets of the Borrower and its Subsidiaries are written up after the date hereof (other than in the case of a revaluation of any real property as aforesaid) or, in the case of a Subsidiary incorporated after the date of this Agreement, after the date on which it became or becomes a Subsidiary and so that for the purposes of the foregoing provisions any increase in the book value of any assets resulting from their transfer by the Borrower or any of its Subsidiaries, to another member of the same group of companies shall be deemed to result from a writing up of the book value of such assets;

(B) making such adjustments as may be appropriate to reflect any variation in the amount of such paid-up share capital or the amounts standing to the credit of such reserves (other than profit and loss account) which shall have occurred since the date of the said latest audited consolidated balance sheet of the Borrower or which would result from any transaction for the purpose of which the Consolidated Net Worth is being computed or any transaction to be carried out contemporaneously therewith and so that for this purpose if the Borrower proposes to issue or has issued shares for cash and the issue has been underwritten by a financial institution or financial institutions satisfactory to the Agent then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than four (4) months after the date of allotment) shall be deemed to have been paid up at the date on which the issue of such shares was underwritten and such underwriting became unconditional;

(C) deducting therefrom, to the extent included in such reserves and if not otherwise deducted, any amount attributable to the interests of the Borrower and its Subsidiaries, in a company outside such group of companies insofar as the same exceeds the cost of such interests;

(D) making such adjustments as may be necessary to take account of any variation in interests in any company within the same group of companies, as appropriate, which shall have occurred since the date of the latest audited financial statements of the Borrower or which would result from any transaction for the purpose of which the Consolidated Net Worth is being computed or any transaction to be carried out contemporaneously therewith;

(E) making such other adjustments (if any) as the auditors of the Borrower consider appropriate (including proper adjustments to take account of any minority or other interests in any Subsidiary or a variation to the provisions set out in paragraph (E) above if consistent with the existing accounting policies and procedures of the Borrower);

(F) deducting therefrom any liability in respect of the principal amount of any subordinated indebtedness of the Borrower and its Subsidiaries;

(G) deducting therefrom (if not otherwise deducted) any amounts attributable to intangible assets, including goodwill, distribution rights and intellectual property, and the amount of any debit balance on profit and loss account.

"CONSOLIDATED TOTAL INTEREST BEARING LIABILITIES" means, in relation to the Borrower and its Subsidiaries on a consolidated basis, indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar interest-bearing instrument or commercial paper or (iii) Consolidated Contingent Liabilities;

"CONSOLIDATED TOTAL LIABILITIES" means, in relation to the Borrower and its Subsidiaries on a consolidated basis, its total consolidated liabilities calculated in accordance with accounting principles generally accepted in Hong Kong but shall, insofar as not otherwise taken into account, be deemed to include the following (calculated on a consolidated basis):

(i) any liability of the Borrower and its Subsidiaries in respect of Consolidated Borrowings;

(ii) all actual liabilities of whatsoever nature of the Borrower and its Subsidiaries (including, without limitation, any premium mandatorily payable on redemption of any indebtedness) and all liabilities in the form of guarantees of any other person to the extent that such liabilities are required to be disclosed under generally accepted accounting principles;

(iii) any indebtedness of the Borrower and its Subsidiaries owed to other members of the same group of companies;

Provided that no liability shall be included in the calculation of Consolidated Total Liabilities more than once.

THE BORROWER

SIGNED for and on behalf of         )
ZINDART LIMITED                     )
by                                  )




THE ARRANGERS

SIGNED for and on behalf of         )
CREDIT SUISSE FIRST BOSTON,         )
HONG KONG BRANCH                    )
by                                  )





SIGNED for and on behalf of         )
STANDARD CHARTERED BANK             )
by                                  )





THE LENDERS

SIGNED for and on behalf of         )
CREDIT SUISSE FIRST BOSTON,         )
LABUAN BRANCH                       )
by                                  )





SIGNED for and on behalf of         )
STANDARD CHARTERED BANK             )
by                                  )

THE AGENT

SIGNED for and on behalf of         )
CREDIT SUISSE FIRST BOSTON,         )
SINGAPORE BRANCH                    )
by                                  )

                                   APPENDIX 1

                            Form of Notice of Drawing



From:    Zindart Limited
To:      Credit Suisse First Boston, Singapore Branch


_____________________________1998



Dear Sirs,

US$30,000,000 REVOLVING CREDIT FACILITY:
FACILITY AGREEMENT DATED [                     ] 1998

We refer to the above Facility Agreement, and hereby give notice that we wish to draw an Advance under the Facility ________ on 199 in the amount of US$_____.

The proceeds of the Advance should be disbursed in accordance with clause 10.1 of the Facility Agreement.

The proceeds of the Advance are to be used exclusively for the purposes specified in the Facility Agreement.

We confirm that:

(a) the representations and warranties set out in clause 11.1 of the Facility Agreement, repeated with reference to the facts and circumstances subsisting at the date of this notice, remain true and correct; and

(b) no Event of Default or prospective Event of Default has occurred which remains unwaived or unremedied or would result from the making of the Advance.

Terms defined in the Facility Agreement have the same meanings when used in this notice.

For and on behalf of
Zindart Limited



___________________________


                                      1-1

                                   APPENDIX 2

                           FORM OF CHARGE OVER ACCOUNT



                          DATED                   1998
                          ----------------------------




                                 ZINDART LIMITED
                                   AS BORROWER




                                     - AND -




                  CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH
                   ON ITS OWN BEHALF AND AS AGENT AND TRUSTEE
                       FOR THE LENDERS REFERRED TO HEREIN






                               -------------------

                               CHARGE OVER ACCOUNT

                               -------------------




                               BAKER & Mc. KENZIE
                           14TH FLOOR, HUTCHISON HOUSE
                                    HONG KONG


                                      2-i

                                    CONTENTS

Number                                    Clause Heading                      Page
------                                    --------------                      ----
1.       Interpretation........................................................1
2.       Charge................................................................2
3.       Continuing Security...................................................3
4.       Representations and Warranties........................................3
5.       Undertakings..........................................................3
6.       Enforcement...........................................................4
7.       Taxes and Other Deductions............................................4
8.       Costs, Charges and Expenses...........................................5
9.       Borrower's Liability..................................................5
10.      Indemnity.............................................................5
11.      Further Assurance.....................................................6
12.      Power of Attorney.....................................................6
13.      Suspense Account......................................................6
14.      Waiver and Severability...............................................7
15.      Miscellaneous.........................................................7
16.      Assignment............................................................8
17.      Notices...............................................................8
18.      Governing Law and Jurisdiction........................................9


Schedule          The Charged Account.........................................11


EXECUTION.....................................................................12


                                      2-ii

THIS DEED is made on the                    day of                          1998
                         -------------------      --------------------------


BETWEEN:

(1) ZINDART LIMITED, a company incorporated under the laws of Hong Kong having its registered office at Flat C & D, 25th Floor, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong (the "BORROWER"); and

(2) CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH on its own behalf and as agent and trustee for the Lenders (as defined below) from time to time (in such capacity, the "AGENT").


WHEREAS:

(A) By a loan agreement (the "LOAN AGREEMENT") dated ______________________ 1998 made between (1) the Borrower, (2) Credit Suisse First Boston, Hong Kong Branch and Standard Chartered Bank as arrangers (the "ARRANGERS"), (3) the banks and other financial institutions defined therein as lenders (the "LENDERS") and (4) the Agent, the Lenders have agreed to make available to the Borrower a loan facility of up to US$30,000,000 (the "FACILITY") upon the terms set out therein.

(B) The Agent is acting as agent for the Lenders and the Arrangers pursuant to the Loan Agreement and as agent and trustee for the Lenders and the Arrangers pursuant to this Deed.

(C) It is a condition precedent to the Lenders making the Facility available to the Borrower that the Borrower enters into this Deed.


NOW THIS DEED WITNESSES AS FOLLOWS:

1.       INTERPRETATION

1.1 Definitions and Construction. In this Deed, unless the context requires otherwise:

         (a) terms and expressions defined in or construed for the purposes of the Loan Agreement shall have the same meanings or be construed in the same manner when used in this Deed;

         (b) the expression "AGENT" shall mean the Agent acting on its own behalf and as agent and trustee for the Lenders and the expression "LENDERS" shall have the meaning ascribed to it in the Loan Agreement and shall include the Arrangers in their respective capacities as such;

         (c)      the expression "CHARGE" shall include any right of set-off;



                                      2-1

         (d) "CHARGED ACCOUNT" means the Dollar denominated account of the Borrower with the Agent more particularly described in
                  Schedule 1 and all sums now or hereafter deposited in such account and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon;

         (e) "SECURED INDEBTEDNESS" means all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by the Borrower under the Loan Agreement or any Security Document to which it is a party and all other monies hereby secured.

1.2 Trust. All rights, benefits and interests granted to or conferred upon the Agent pursuant to Clause 2.1 and all other rights, powers and discretions granted to or conferred upon the Agent under this Deed shall be held by the Agent on trust for the benefit of itself as Agent and as Lender and the other Lenders from time to time. The trust constituted by this Clause shall come into existence on the date of this Deed and shall last for so long as any part of the Secured Indebtedness remains unpaid or the performance of any obligation under the Loan Agreement or this Deed or any other Security Document has not been performed in full PROVIDED that, for the purposes of the rule against perpetuities, the perpetuity period applicable to the trust constituted under this Clause and dispositions made or to be made pursuant to this Deed and this trust, is hereby specified as a period of EIGHTY (80) YEARS LESS ONE (1) DAY from the date of this Deed.

1.3 Successors and Assigns. The expressions "BORROWER", "AGENT" and "LENDERS" shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.4 Miscellaneous. In this Deed, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed or the Loan Agreement or any other Security Document shall be construed as references to such document as the same may be amended or supplemented or novated from time to time; unless otherwise stated, references to Clauses and the Schedule are to clauses of and the schedule to this Deed and references to this Deed include its Schedule. Clause headings are inserted for reference only and shall be ignored in construing this Deed.


2.       CHARGE

2.1 Charge and Assignment. In consideration of the Facility being made available by the Lenders to the Borrower upon the terms and conditions of the Loan Agreement, the Borrower with full title guarantee charges to the Agent by way of first fixed charge and assigns to the Agent absolutely by way of mortgage the Charged Account and all its right, title, interest and benefit therein and thereto as a continuing security for the due and punctual payment of the Secured Indebtedness and the due and punctual




                                      2-2
         performance and observance by the Borrower of all other obligations of the Borrower contained in the Loan Agreement or any Security Document to which it is a party.

2.2 Discharge. Upon payment in full of all the Secured Indebtedness to the satisfaction of the Agent and cancellation of the Facility, the Agent shall, at the request and cost of the Borrower, and in such form as the Agent shall approve, discharge the security created by this Deed.


3.       CONTINUING SECURITY

         This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Borrower or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any Charge, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Agent or any Lender.


4.       REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. The Borrower represents and warrants to the Agent that:

         (a) the Charged Account is beneficially owned by the Borrower free from any Charge except as created under or pursuant to this Deed;

         (b) the particulars of the Charged Account set out in the Schedule are accurate.

4.2 Continuing Representation and Warranty. The Borrower also represents and warrants to and undertakes with the Agent that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.


5.       UNDERTAKINGS

         The Borrower undertakes and agrees with the Agent throughout the continuance of this Deed and until the Final Maturity Date and/or so long as the Secured Indebtedness or any part thereof remains owing that the Borrower will, unless the Agent otherwise agrees in writing:

         (a) promptly deliver to the Agent all deposit receipts or other evidence as to the amounts from time to time deposited in the Charged Account and copies of all statements showing the balance from time to time in the Charged Account;

         (b) not withdraw or attempt or be entitled to withdraw all or any part of the monies in the Charged Account except for the exclusive purpose of meeting payments of interest due to the Lenders under the Loan Agreement and/or



                                      2-3
                  meeting payments of principal required to be made in connection with any cancellation of the Facility under clauses 4.7, 4.8 or 4.9 of the Loan Agreement;

         (c) not create or attempt or agree to create or permit to arise or exist any Charge over all or any part of the Charged Account or any interest therein or otherwise assign, deal with or dispose of all or any part of the Charged Account (except under or pursuant to this Deed);

         (d) not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Agent's security hereunder.


6.       ENFORCEMENT

6.1 Events of Default. For the purposes of this Clause, each of the following events and circumstances shall be an Event of Default:

         (a) any event or circumstance which would constitute an Event of Default as that term is defined in the Loan Agreement;

         (b) if the Borrower purports or attempts to create any Charge over all or any part of the Charged Account or any third party asserts a claim in respect thereof.

6.2 Enforcement of Security. Upon the occurrence of an Event of Default, the Agent may, at any time or times thereafter and without further notice or restriction, withdraw, transfer or otherwise dispose of all or any part of the monies in the Charged Account in or towards the payment or discharge of the Secured Indebtedness in such manner as the Agent may think fit and, for this purpose, the Agent may, at the expense of the Borrower, convert all or any part of such monies into other currencies. The above provisions apply notwithstanding any other terms upon which such monies may have been deposited or that any such monies may have been deposited for a fixed period or be subject to a period of notice and that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given.


7.       TAXES AND OTHER DEDUCTIONS

         All sums payable by the Borrower under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of any Lender or the Agent, the Borrower shall, together with such payment, pay such additional amount as will ensure that such Lender or the Agent receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly forward to the Agent copies of official receipts or other evidence showing that the full amount of




                                      2-4
         any such deduction or withholding has been paid over to the relevant taxation or other authority.


8.       COSTS, CHARGES AND EXPENSES

         The Borrower shall from time to time forthwith on demand pay to or reimburse the Agent and the Lenders for:

         (a) all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Agent or any Lender in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed;

         (b) all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Agent or any Lender in exercising any of its or their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its or their rights hereunder or in defending any claims brought against it or them in respect of this Deed or in releasing or re-assigning this Deed upon payment of all monies hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.


9.       BORROWER'S LIABILITY

         Notwithstanding anything herein contained or implied to the contrary, the Borrower shall remain liable to perform all the obligations assumed by it in relation to the Charged Account and the Agent and the Lenders shall not be under any obligation in any manner to perform or fulfil any obligation of the Borrower in respect of the Charged Account or to make any payment thereunder.


10.      INDEMNITY

10.1 General Indemnity. The Borrower shall indemnify the Agent and each Lender against all losses, liabilities, damages, costs and expenses incurred by it or them in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Borrower herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Account.



                                      2-5

10.2 Payment and Security. The Agent may retain and pay out of any money in the Agent's hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Borrower under this Clause shall form part of the monies hereby secured.


11.      FURTHER ASSURANCE

11.1 Further Assurance. The Borrower shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Agent may reasonably require over or in respect of the Charged Account to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Agent's rights, benefits or obligations hereunder and the Borrower shall also give all notices, orders and directions which the Agent may reasonably require.

11.2 Enforcement of Agent's Rights. The Borrower will do or permit to be done everything which the Agent may from time to time reasonably require to be done for the purpose of enforcing the Agent's rights hereunder and will allow the name of the Borrower to be used as and when necessary for that purpose.


12.      POWER OF ATTORNEY

         The Borrower irrevocably appoints the Agent by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Agent shall reasonably think proper or expedient for carrying out any obligations imposed on the Borrower hereunder or for exercising any of the powers hereby conferred or for giving to the Agent the full benefit of this security and so that the appointment hereby made shall operate to confer on the Agent authority to do on behalf of the Borrower anything which it can lawfully do by an attorney. The Borrower ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.


13.      SUSPENSE ACCOUNT

         The Agent may place and keep any monies received by virtue of this Deed (whether before or after the insolvency or liquidation of the Borrower) to the credit of a suspense account for so long as the Agent may think fit in order to preserve the rights of the Agent or any Lender to sue or prove for the whole amount of its claims against the Borrower or any other person.



                                      2-6

14.      WAIVER AND SEVERABILITY

         No failure or delay by the Agent in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.


15.      MISCELLANEOUS

15.1 Continuing Obligations. The liabilities and obligations of the Borrower under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full, proper and valid payment of the Secured Indebtedness.

15.2 Protective Clauses. Without limiting Clause 15.1, neither the liability of the Borrower nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

         (a) any other Charge, guarantee or other security or right or remedy being or becoming held by or available to the Agent or any Lender or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Agent or any Lender at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Agent or any Lender may now or hereafter have from or against the Borrower or any other person or the granting of any time or indulgence to the Borrower or any other person;

         (b) any variation or modification of the Loan Agreement, any of the Security Documents or any other document referred to therein;

         (c) the invalidity or unenforceability of any obligation or liability of the Borrower under the Loan Agreement or any of the Security Documents to which it is a party;

         (d) any invalidity or irregularity in the execution of this Deed or the Loan Agreement or any of the other Security Documents or any deficiency in the powers of the Borrower to enter into or perform any of its obligations hereunder or under the Loan Agreement or any of the other Security Documents to which it is a party; or

         (e) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Borrower hereunder.



                                      2-7

15.3 Unrestricted Right of Enforcement. This Deed may be enforced without the Agent or any Lender first having recourse to any other security or rights or taking any other steps or proceedings against the Borrower or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

15.4 Discharges and Releases. Notwithstanding any discharge, release or settlement from time to time between the Agent or any Lender and the Borrower, if any security, disposition or payment granted or made to the Agent or any Lender in respect of the Secured Indebtedness by the Borrower or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Agent shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

15.5 Amendment. Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Agent.

15.6 Counterparts. This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.


16.      ASSIGNMENT

16.1 The Borrower. The Borrower shall not assign any of its rights hereunder.

16.2 The Lenders. The Lenders may assign or grant participations in all or any part of their rights under this Deed in accordance with the provisions of clause 20 of the Loan Agreement.


17.      NOTICES

17.1 Delivery. Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or fax number as the addressee has by five (5) days' prior written notice specified to the other party):



                                      2-8

         To the Borrower:           Zindart Limited
                                    Flat C & D, 25th Floor, Block 1
                                    Tai Ping Industrial Centre
                                    57 Ting Kok Road
                                    New Territories
                                    Hong Kong

                                    Fax Number  :      (852) 2664 7066
                                    Attention   :      Feather Fok


         To the Agent:              Credit Suisse First Boston, Singapore Branch
                                    80 Raffles Place #48-01
                                    UOB Plaza 1
                                    Singapore 048624

                                    Fax Number  :      (65) 531 2709
                                    Attention   :      Credit Operations

17.2 Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, (b) if given or made by telex, when despatched with confirmed answerback and (c) if given or made by fax, when despatched.


18.      GOVERNING LAW AND JURISDICTION

18.1 Law. This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of England.

18.2 Jurisdiction. The Borrower agrees that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of England and irrevocably submits to the non-exclusive jurisdiction of such courts.

         Process Agent. The Borrower irrevocably appoints Pritchard Englefield of 14 New Street, London EC2M 4TR, England as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent satisfactory to the Agent and notify the Agent thereof provided that until the Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Borrower for the purposes of this Clause. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to the Borrower.

18.3 No Limitation on Right of Action. Nothing herein shall limit the right of the Agent and the Lenders to commence any legal action against the Borrower and/or its



                                      2-9
         property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

18.4 Waiver; Final Judgment Conclusive. The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Borrower as the venue of any legal action arising out of or relating to this Deed. The Borrower also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

18.5 Waiver of Immunity. The Borrower irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in England or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.


IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.



                                      2-10

                                    SCHEDULE

                               The Charged Account



The account of Zindart Limited (account no. A 0102112.01.USD) with Credit Suisse First Boston, Singapore Branch.



                                      2-11

THE BORROWER

THE COMMON SEAL of             )
ZINDART LIMITED                )
was affixed to this Deed       )
in the presence of             )







THE AGENT

SIGNED for and on behalf of    )
CREDIT SUISSE FIRST BOSTON,    )
SINGAPORE BRANCH               )
by                             )




                                      2-12

                                   APPENDIX 3

                             FORM OF SHARE MORTGAGE



                            DATED                 1998
                            --------------------------




                                 ZINDART LIMITED
                                   AS BORROWER



                                     - AND -



                  CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH
                   ON ITS OWN BEHALF AND AS AGENT AND TRUSTEE
                       FOR THE LENDERS REFERRED TO HEREIN






                   -------------------------------------------

                                 SHARE MORTGAGE
                   INCORPORATING AN ASSIGNMENT OF INDEBTEDNESS

                   -------------------------------------------






                               BAKER & Mc. KENZIE
                           14TH FLOOR, HUTCHISON HOUSE
                                    HONG KONG

                                      3-i

                                    CONTENTS


Number                                  Clause Heading                        Page
------                                  --------------                        ----
1.       Interpretation.........................................................1
2.       Mortgage of Shares.....................................................3
3.       Assignment of Indebtedness.............................................4
4.       Discharge..............................................................4
5.       Continuing Security....................................................4
6.       Representations and Warranties.........................................4
7.       Undertakings...........................................................5
8.       Power of Sale..........................................................6
9.       Dividends, Assigned Monies and Voting Rights...........................7
10.      Taxes and Other Deductions.............................................7
11.      Costs, Charges and Expenses............................................8
12.      Indemnity..............................................................8
13.      Further Assurance......................................................9
14.      Power of Attorney......................................................9
15.      Suspense Account......................................................10
16.      Waiver and Severability...............................................10
17.      Miscellaneous.........................................................10
18.      Assignment............................................................11
19.      Notices...............................................................11
20.      Governing Law and Jurisdiction........................................12


Schedules
---------
Schedule 1  Form of Letter of Resignation......................................14
Schedule 2  Form of Notice and Acknowledgment (Shares).........................15
Schedule 3  Form of Notice and Acknowledgment (Assigned Monies)................17


EXECUTION......................................................................19




                                      3-ii

THIS DEED is made on the                     day of                         1998
                        ----------------------     --------------------------


BETWEEN:

(1) ZINDART LIMITED, a company incorporated under the laws of Hong Kong having its registered office at Flat C & D, 25th Floor, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong (the "BORROWER"); and

(2) CREDIT SUISSE FIRST BOSTON, SINGAPORE BRANCH on its own behalf and as agent and trustee for the Lenders (as defined below) from time to time (in such capacity, the "AGENT").


WHEREAS:

(A) By a loan agreement (the "LOAN AGREEMENT") dated ______________________ 1998 made between (1) the Borrower, (2) Credit Suisse First Boston, Hong Kong Branch and Standard Chartered Bank as arrangers (the "ARRANGERS"), (3) the banks and other financial institutions defined therein as lenders (the "LENDERS") and (4) the Agent, the Lenders have agreed to make available to the Borrower a loan facility of up to US$30,000,000 (the "FACILITY") upon the terms set out therein.

(B) The Agent is acting as agent for the Lenders and the Arrangers pursuant to the Loan Agreement and as agent and trustee for the Lenders and the Arrangers pursuant to this Deed.

(C) It is a condition precedent to the Lenders making the Facility available to the Borrower that the Borrower enters into this Deed.


NOW THIS DEED WITNESSES as follows:

1.       INTERPRETATION

1.1 Definitions and Construction. In this Deed, unless the context requires otherwise:

         (a) terms and expressions defined in or construed for the purposes of the Loan Agreement shall have the same meanings or be construed in the same manner when used in this Deed;

         (b) the expression "AGENT" shall mean the Agent acting on its own behalf and as agent and trustee for the Lenders and the expression "LENDERS" shall have the meaning ascribed to it in the Loan Agreement and shall include the Arrangers in their respective capacities as such;

         (c) "ASSIGNED MONIES" means all indebtedness now or at any time hereafter owing by the Company to the Borrower;



                                      3-1

         (d)      "COMPANY" means Hua Yang Holdings Co. Limited;

         (e) "DIVIDENDS" means all dividends, interest and other sums which are or may become payable to the Borrower or its nominee in its capacity as holder of the Shares and includes:

                  (i) the right to receive any and all such sums and all claims in respect of any default in paying such sums; and

                  (ii) all forms of remittance of such sums and any bank or other account to which such sums may be paid or credited;

         (f) "SECURED INDEBTEDNESS" means all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by the Borrower under the Loan Agreement or any Security Document to which it is a party and all other monies hereby secured;

         (g) "SHARES" means all those ordinary shares of HK$0.10 each and all those preferred shares of HK$0.01 each constituting the entire issued share capital of the Company and, where the context permits, includes the Dividends and those stocks, shares, rights, monies and other property referred to in Clause 2.4.

1.2 Trust. All rights, benefits and interests granted to or conferred upon the Agent pursuant to Clause 2.1 and all other rights, powers and discretions granted to or conferred upon the Agent under this Deed shall be held by the Agent on trust for the benefit of itself as Agent and as Lender and the other Lenders from time to time. The trust constituted by this Clause shall come into existence on the date of this Deed and shall last for so long as any part of the Secured Indebtedness remains unpaid or the performance of any obligation under the Loan Agreement or this Deed or any other Security Document has not been performed in full PROVIDED that, for the purposes of the rule against perpetuities, the perpetuity period applicable to the trust constituted under this Clause and dispositions made or to be made pursuant to this Deed and this trust, is hereby specified as a period of EIGHTY (80) YEARS LESS ONE (1) DAY from the date of this Deed.

1.3 Successors and Assigns. The expressions "BORROWER", "AGENT" and "LENDERS" shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.4 Miscellaneous. In this Deed, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed or the Loan Agreement or any other Security Document shall be construed as references to such document as the same may be amended or supplemented or novated from time to time; unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Deed and references to this Deed include its Schedules. Clause headings are inserted for reference only and shall be ignored in construing this Deed.



                                      3-2

2.       MORTGAGE OF SHARES

2.1 Mortgage. In consideration of the Lenders agreeing to make the Facility available to the Borrower upon the terms and conditions of the Loan Agreement, the Borrower with full title guarantee mortgages, charges and assigns by way of first legal mortgage the Shares to the Agent as a continuing security for the due and punctual payment of the Secured Indebtedness and the due and punctual performance and observance by the Borrower of all other obligations of the Borrower contained in the Loan Agreement or any Security Document to which it is a party.

2.2 Deposit of Documents and Notice to Nominee. For the purpose of enabling the Agent to exercise its rights under this Deed, the Borrower undertakes forthwith upon the execution of this Deed:

         (a)      to deposit, or procure that there be deposited with the Agent:

                  (i) the certificates in respect of the Shares together with instruments of transfer and contract notes in respect thereof, duly executed in blank; and

                  (ii) signed undated letters of resignation from each director of the Company in the form set out in
                           Schedule 1;

         (b) to give notice of this Deed to each person holding any of the Shares as the Borrower's nominee and to procure that each such person executes and delivers to the Agent an acknowledgement, such notice and acknowledgement to be in the form set out in
                  Schedule 2.

2.3 Registration in Name of Agent. The Borrower agrees that at any time after the date hereof the Agent may, at the cost of the Borrower, register the Shares in the name of the Agent or its nominee.

2.4 Dividends and Accretions. This Deed shall extend to and include all Dividends and all stocks, shares (and the Dividends in respect thereof), rights, monies or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Shares and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the same and all further shares in the capital of the Company issued subsequent hereto. If the Borrower shall acquire any such other stocks or shares as aforesaid, it shall forthwith deliver or procure that there be delivered to the Agent the certificates in respect thereof together with instruments of transfer and contract notes in respect thereof duly executed in blank to enable the same to be registered in the name of the Agent or its nominee.

2.5 No Liability for Calls. Nothing in this Deed shall be construed as placing on the Agent or any Lender any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Shares or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Borrower shall indemnify the Agent and each Lender in respect of all calls, instalments or other payments relating to any




                                      3-3
         of the Shares and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Shares.


3.       ASSIGNMENT OF INDEBTEDNESS

3.1 Assignment. In consideration as aforesaid, the Borrower with full title guarantee assigns to the Agent absolutely all the Borrower's right, title, interest and benefit in and to the Assigned Monies as a continuing security for the due and punctual payment of the Secured Indebtedness and the due and punctual performance and observance by the Borrower of all other obligations of the Borrower contained in the Loan Agreement or any Security Document to which it is a party.

3.2 Notice to Company. The Borrower undertakes forthwith upon the execution of this Deed to give notice of this Deed to and obtain an acknowledgement from the Company in the form set out in Schedule 3.

3.3 Borrower to Remain Liable in Relation to Assigned Monies. Notwithstanding the assignment herein contained, the Borrower shall remain liable to observe and perform all the obligations assumed by it in relation to the Assigned Monies. Neither the Agent nor the Lenders shall not be under any obligation to make any enquiry as to the nature or sufficiency of any payment received by any of them in respect of the Assigned Monies or to make any claim or take any other action to collect any Assigned Monies or to enforce any rights or benefits hereby assigned.


4.       DISCHARGE

         Upon payment in full of all the Secured Indebtedness to the satisfaction of the Agent and cancellation of the Facility, the Agent shall, at the request and cost of the Borrower, and in such form as the Agent shall approve, discharge the security created by this Deed.


5.       CONTINUING SECURITY

         This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Borrower or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any Charge, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Agent or any Lender.


6.       REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Borrower represents and warrants to the Agent that:



                                      3-4

         (a) the particulars of the Shares set out in Clause 1.1(g) are accurate and the Shares described therein constitute the entire issued share capital of the Company at the date hereof and all the Shares have been validly issued and are fully paid up;

         (b) subject to this Deed, the Borrower is the sole beneficial owner of the Shares and the Assigned Monies and is the legal owner of all such Shares and the Borrower has good and marketable title thereto;

         (c) no Charge exists over all or any part of the Shares or the Assigned Monies (except as created under or pursuant to this Deed);

         (d) the Borrower has not granted in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

         (e) the Company has not issued or resolved or agreed to issue or granted any option or other right to acquire any additional shares to any person;

         (f) there are no duplicate copies of the certificates in respect of the Shares or other certificates representing the Shares.

6.2 Continuing Representation and Warranty. The Borrower also represents and warrants to and undertakes with the Agent that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.


7.       UNDERTAKINGS

         The Borrower undertakes and agrees with the Agent throughout the continuance of this Deed and until the Final Maturity and/or so long as the Secured Indebtedness or any part thereof remains owing that the Borrower will, unless the Agent otherwise agrees in writing:

         (a) not create or attempt or agree to create or permit to arise or exist any Charge over all or any part of the Shares or the Assigned Monies or any interest therein or otherwise assign, deal with or dispose of all or any part of the Shares or the Assigned Monies (except under or pursuant to this Deed);

         (b) not grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

         (c) ensure that no person holding any of the Shares as its nominee for the time being does any of the acts prohibited in paragraphs (a) and (b) above;

         (d) procure that the Company shall not issue or resolve or agree to issue or grant any option or other right to acquire shares to any person other than the Borrower (and subject always to this Deed);



                                      3-5

         (e) at all times remain the beneficial owner of the Shares and the Assigned Monies;

         (f) procure that no amendment or supplement is made to the memorandum or articles of association of the Company without the prior written consent of the Agent;

         (g) immediately upon the appointment of any new director of the Company, deposit or procure that there be deposited with the Agent a signed undated letter of resignation by such director in the form set out in Schedule 1;

         (h) punctually pay all calls or other payments due in respect of all or any part of the Shares;

         (i) do or permit to be done every act or thing which the Agent may from time to time require for the purpose of enforcing the rights of the Agent hereunder;

         (j) procure that all Dividends and all monies which it may receive in respect of the Assigned Monies are paid directly and forthwith into the Charged Account;

         (k) not waive, release, compromise or vary the liability of the Company in relation to the Assigned Monies or do or omit to do any act or thing whereby the recovery in full of any monies payable in respect thereof may be prejudiced or affected;

         (l) not do or cause or permit to be done anything which may in any material way depreciate, jeopardise or otherwise prejudice the value of the Agent's security hereunder.


8.       POWER OF SALE

8.1 Enforceability. Upon the occurrence of an Event of Default, the Agent or its nominee may, without further notice or authority, sell or dispose of all or any part of the Shares or the Assigned Monies and may apply all or any part of the Assigned Monies or the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Secured Indebtedness in such manner as it in its absolute discretion thinks fit.

8.2 Sale of Shares. The Agent shall be entitled to exercise such power of sale in such manner and at such time or times following an Event of Default and for such consideration (whether payable immediately or by instalments) as it shall in its reasonable discretion think fit (whether by private sale, public auction or otherwise) and so that the Shares (or any relevant part thereof) may be sold (i) subject to any conditions which the Agent may think fit to impose, (ii) to any person (including any person connected with the Borrower, the Company, the Arrangers, the Agent or the Lenders) and (iii) at any price which the Agent, in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Company as a private company.



                                      3-6

8.3 Realisation of Assigned Monies. The Agent may exercise all the rights and powers provided for in Clause 8.2 in relation to a sale of the Shares in connection with the sale, disposition or realisation of the Assigned Monies.

8.4 Dividends. At any time after the power of sale has arisen, any Dividends which have been or may be received or receivable by the Agent or any nominee of the Agent may be applied by the Agent as though they were proceeds of sale hereunder and any Dividends which may be received or receivable by the Borrower shall be paid forthwith upon receipt to the Agent and may be applied by the Agent as though they were proceeds of sale hereunder.

8.5 Purchaser Not Bound to Enquire. The Agent is authorised to give a good discharge for any moneys received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

8.6 No Liability for Losses. The Borrower shall not have any claim against the Agent or its nominee or any Lender in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Shares or the Assigned Monies or any of them by deferring or advancing the date of such sale or otherwise howsoever.

8.7 Waiver of pre-emption Rights. The Borrower waives any right it may have under the articles of association of the Company or otherwise to purchase the Shares or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in this Clause.


9.       DIVIDENDS, ASSIGNED MONIES AND VOTING RIGHTS

9.1 Dividends, Assigned Monies and Voting Rights. If the Shares or any of them are registered in the name of the Agent or its nominee, the Agent shall have complete discretion to retain the Dividends and Assigned Monies received by the Agent and to exercise or abstain from exercising all voting and other rights and powers attaching to the Shares as the Agent in its absolute discretion thinks fit without being liable for any losses which the Borrower may suffer as a result thereof.

9.2 Authority to Sign Proxies. The Borrower irrevocably authorises the Agent to sign on its behalf and on behalf of each person holding any of the Shares as the nominee of the Borrower any proxies or other documents which the Agent may require to enable the Agent to exercise such voting and other rights and powers attaching to the Shares.


10.      TAXES AND OTHER DEDUCTIONS

         All sums payable by the Borrower under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of any Lender or the Agent, the Borrower shall, together with such payment, pay such additional amount as will



                                      3-7
         ensure that such Lender or the Agent receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly forward to the Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.


11.      COSTS, CHARGES AND EXPENSES

         The Borrower shall from time to time forthwith on demand pay to or reimburse the Agent and the Lenders for:

         (a) all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) reasonably incurred by the Agent or any Lender in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed; and

         (b) all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Agent or any Lender in exercising any of its or their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its or their rights hereunder or in defending any claims brought against it or them in respect of this Deed or in releasing or re-assigning this Deed upon payment of all monies hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.


12.      INDEMNITY

12.1 General Indemnity. The Borrower shall indemnify the Agent and each Lender against all losses, liabilities, damages, costs and expenses incurred by it or them in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Borrower herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Shares unless and to the extent that any of the foregoing results directly from the Agent's or any Lender's gross negligence or wilful misconduct.

12.2 Payment and Security. The Agent may retain and pay out of any money in the Agent's hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Borrower under this Clause shall form part of the monies hereby secured.



                                      3-8

13.      FURTHER ASSURANCE

13.1 Further Assurance. The Borrower shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Agent may reasonably require over or in respect of the Shares or the Assigned Monies to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Agent's rights, benefits or obligations hereunder and the Borrower shall also give all notices, orders and directions which the Agent may reasonably require.

13.2 Agreement to Execute Further Documents. Without limiting the foregoing, the Borrower agrees from time to time to execute and sign or to procure that the person for the time being holding any of the Shares as the Borrower's nominee executes and signs all transfers, powers of attorney, proxies and other documents which the Agent may require for perfecting the Agent's title to any of the Shares or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser including, without limitation, procuring to be duly passed such resolutions by the directors of the Company and such resolutions by the Borrower or the person holding any of the Shares as the Borrower's nominee in an extraordinary general meeting of the Company as the Agent shall require for the purposes of approving and passing for registration any transfers of any of the Shares, altering the Company's memorandum or articles of association, removing any directors of the Company, appointing new directors of the Company nominated by the Agent or for such other purposes as the Agent shall from time to time require.

13.3 Enforcement of Agent's Rights. The Borrower will do or permit to be done everything which the Agent may from time to time reasonably require to be done for the purpose of enforcing the Agent's rights hereunder and will allow the name of the Borrower to be used as and when reasonably required by the Agent for that purpose.


14.      POWER OF ATTORNEY

         The Borrower irrevocably appoints the Agent by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Agent shall reasonably think proper or expedient for carrying out any obligations imposed on the Borrower hereunder or for exercising any of the powers hereby conferred or for giving to the Agent the full benefit of this security and so that the appointment hereby made shall operate to confer on the Agent authority to do on behalf of the Borrower anything which it can lawfully do by an attorney. The Borrower ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.



                                      3-9

15.      SUSPENSE ACCOUNT

         The Agent may place and keep any monies received by virtue of this Deed (whether before or after the insolvency or liquidation of the Borrower) to the credit of a suspense account for so long as the Agent may think fit in order to preserve the rights of the Agent or any Lender to sue or prove for the whole amount of its claims against the Borrower or any other person.


16.      WAIVER AND SEVERABILITY

         No failure or delay by the Agent in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.


17.      MISCELLANEOUS

17.1 Continuing Obligations. The liabilities and obligations of the Borrower under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full, proper and valid payment of the Secured Indebtedness.

17.2 Protective Clauses. Without limiting Clause 15.1, neither the liability of the Borrower nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

         (a) any other Charge, guarantee or other security or right or remedy being or becoming held by or available to the Agent or any Lender or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Agent or any Lender at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Agent or any Lender may now or hereafter have from or against the Borrower or any other person or the granting of any time or indulgence to the Borrower or any other person;

         (b) any variation or modification of the Loan Agreement, any of the Security Documents or any other document referred to therein;

         (c) the invalidity or unenforceability of any obligation or liability of the Borrower under the Loan Agreement or any of the Security Documents to which it is a party;



                                      3-10

         (d) any invalidity or irregularity in the execution of this Deed or the Loan Agreement or any of the other Security Documents or any deficiency in the powers of the Borrower to enter into or perform any of its obligations hereunder or under the Loan Agreement or any of the other Security Documents to which it is a party; or

         (e) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Borrower hereunder.

17.3 Unrestricted Right of Enforcement. This Deed may be enforced without the Agent or any Lender first having recourse to any other security or rights or taking any other steps or proceedings against the Borrower or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

17.4 Discharges and Releases. Notwithstanding any discharge, release or settlement from time to time between the Agent or any Lender and the Borrower, if any security, disposition or payment granted or made to the Agent or any Lender in respect of the Secured Indebtedness by the Borrower or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Agent shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

17.5 Amendment. Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Agent.

17.6 Counterparts. This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.


18.      ASSIGNMENT

18.1 The Borrower. The Borrower shall not assign any of its rights hereunder.

18.2 The Lenders. The Lenders may assign or grant participations in all or any part of their rights under this Deed in accordance with the provisions of clause 20 of the Loan Agreement.


19.      NOTICES

19.1 Delivery. Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or



                                      3-11
         fax number as the addressee has by five (5) days' prior written notice specified to the other party):


         To the Borrower:           Zindart Limited
                                    Flat C & D, 25th Floor, Block 1
                                    Tai Ping Industrial Centre
                                    57 Ting Kok Road
                                    New Territories
                                    Hong Kong

                                    Fax Number     :        (852) 2664 7066
                                    Attention      :        Feather Fok


         To the Agent:              Credit Suisse First Boston, Singapore Branch
                                    80 Raffles Place #48-01
                                    UOB Plaza 1
                                    Singapore 048624

                                    Fax Number     :        (65) 531 2709
                                    Attention:     :        Credit Operations

19.2 Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, (b) if given or made by telex, when despatched with confirmed answerback and (c) if given or made by fax, when despatched.


20.      GOVERNING LAW AND JURISDICTION

20.1 Law. This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of England.

20.2 Jurisdiction. The Borrower agrees that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of England and irrevocably submits to the non-exclusive jurisdiction of such courts.

20.3 Process Agent. The Borrower irrevocably appoints Pritchard Englefield of 14 New Street, London EC2M 4TR, England as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent satisfactory to the Agent and notify the Agent thereof provided that until the Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Borrower for the purposes of this Clause. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to the Borrower.

20.4 No Limitation on Right of Action. Nothing herein shall limit the right of the Agent and the Lenders to commence any legal action against the Borrower and/or its



                                      3-12
         property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

20.5 Waiver; Final Judgment Conclusive. The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of England as the venue of any legal action arising out of or relating to this Deed. The Borrower also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

20.6 Waiver of Immunity. The Borrower irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in England or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.


IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.



                                      3-13

                                   SCHEDULE 1

                          Form of Letter of Resignation



To:      The Board of Directors of
         Hua Yang Holdings Company Limited (the "COMPANY")



I,                   , hereby resign my position as a director of the Company
with effect from____________________ 199 and waive all claims to fees or compensation in connection with my resignation.


Dated this           day of                       199


SIGNED, SEALED AND DELIVERED        )
[as a Deed] by [                    )
                                ]   )
in the presence of:                 )



[ON DUPLICATE]



I certify that the original of this notice was posted to the registered office of the Company on _______________ 199 .




______________________________




                                      3-14

                                   SCHEDULE 2

                   Form of Notice and Acknowledgement (Shares)



To:      [REGISTERED HOLDER(S)]

                                                        ____________________ 199



Dear Sirs,

Re Hua Yang Holdings Company Limited (the "COMPANY")

We give you notice that by a share mortgage dated ____________________ 1998 we have agreed to mortgage the entire issued share capital of the Company (the "SHARES") of which we are the sole beneficial owner to Credit Suisse First Boston, Singapore Branch (the "AGENT"). A copy of the share mortgage is attached to this notice.

We instruct you forthwith to deposit with the Agent the certificates in respect of the Share(s) of which you are the registered holder(s) and to execute and deliver to the Agent such instruments of transfer, contract notes and other documents in respect of the Share(s), including a power of attorney to sell, transfer or otherwise dispose of the same, in such form as the Agent may at any time and from time to time require.

These instructions shall be irrevocable until such time as you receive written notice from the Agent stating that its mortgage over the Shares has been released or otherwise discharged.

Please acknowledge these instructions by executing and delivering to the Agent the attached acknowledgement.

Yours faithfully,
For and on behalf of
Zindart Limited




_____________________________
Name:
Title:




                                      3-15

                                 [ON DUPLICATE]

                                 Acknowledgement


To:      Credit Suisse First Boston, Singapore Branch

                                                        ____________________ 199


Dear Sirs,

Re Hua Yang Holdings Company Limited (the "COMPANY")

I/We acknowledge receipt of the attached notice from Zindart Limited (the "BORROWER").

I/We [jointly and severally]:

1.       warrant that I/we are the registered holder(s) of a total of [       ]
         [ordinary] share(s) of [US]$[          ] each in the Company;

2. confirm that I/we hold such Share(s) as nominee(s) on trust for the Borrower and that I/we shall hereafter hold such Share(s) on behalf of yourselves as mortgagee in accordance with the terms of the notice and share mortgage;

3. grant you a power of attorney in the terms of clause 12 of the share mortgage as if references therein to the Borrower were references to me/us and undertake to grant you such further powers of attorney in such form as you may at any time and from time to time require; and

4. waive any right I/we may have under the articles of association of the Company or otherwise to purchase the Shares or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in clause 6 of the share mortgage.

EITHER

[SIGNED, SEALED AND DELIVERED       )
[as a Deed] by [                    )
                                 ]  )
in the presence of:                 )]


OR

[THE COMMON SEAL of                 )
[                                   )
                                 ]  )
was [hereunto] affixed [to          )
this Deed] in the presence of       )]


                                      3-16

                                   SCHEDULE 3

               Form of Notice and Acknowledgment (Assigned Monies)



To:      Hua Yang Holdings Company Limited


                                                       ____________________ 1998



Dear Sirs,

We give you notice that by a share mortgage dated ____________________ 1998 we have, inter alia, assigned to Credit Suisse First Boston, Singapore Branch (the "AGENT") all our right, title, interest and benefit in and to all indebtedness now or at any time hereafter owing by you to us (the "ASSIGNED MONIES"). A copy of the share mortgage is attached to this notice.

We authorise and instruct you to pay all sums which become due in respect of the Assigned Monies to account no. A 0102112.01.USD with the Agent or as the Agent may direct.

These instructions shall not be revoked or varied without the prior written consent of the Agent.

Please acknowledge these instructions by signing as indicated and returning to the Agent the enclosed duplicate of this notice.

Yours faithfully,
For and on behalf of
Zindart Limited




_____________________________
Name:
Title:




                                      3-17

[ON DUPLICATE]



To:      Credit Suisse First Boston, Singapore Branch



We acknowledge receipt of the above notice and confirm that we will comply with the terms thereof.

We agree that we will neither claim to set off to your prejudice any Assigned Monies against any claim we may have against Zindart Limited howsoever arising nor exercise or attempt to exercise any right of set-off or consolidation or combination of accounts or similar right in respect of or in relation to the Assigned Monies.



Dated: ____________________ 1998


For and on behalf of
Hua Yang Holdings Company Limited



____________________________________




                                      3-18

THE BORROWER

THE COMMON SEAL of                 )
ZINDART LIMITED                    )
was affixed to this Deed           )
in the presence of                 )









THE AGENT

SIGNED FOR and on behalf of        )
CREDIT SUISSE FIRST BOSTON,        )
SINGAPORE BRANCH                   )
by                                 )







                                      3-19